================================================================================

                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]      FILED BY A PARTY OTHER THAN THE REGISTRANT [_]

Check the appropriate box:

[_]Preliminary Proxy Statement

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


 PATRIOT AMERICAN HOSPITALITY, INC.           PATRIOT AMERICAN HOSPITALITY
                                                    OPERATING COMPANY
-------------------------------------     -------------------------------------
 (NAME OF REGISTRANT AS SPECIFIED IN       (NAME OF REGISTRANT AS SPECIFIED IN
            ITS CHARTER)                              ITS CHARTER)

-------------------------------------------------------------------------------
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

================================================================================

                      PATRIOT AMERICAN HOSPITALITY, INC.
                         3030 LBJ FREEWAY, SUITE 1500
                               DALLAS, TX 75234

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 5, 1997

                               ----------------

  NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of Patriot American Hospitality, Inc. (the "Company") will be held on Wednesday, November 5, 1997 at 9:00 a.m., local time at the Holiday Inn Select North Dallas, Farmers Branch (Dallas), Texas for the following purposes:

    1. To elect three directors of the Company to serve until the 2000 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

    2. To consider and vote upon a proposal to approve the Patriot American Hospitality, Inc. 1997 Incentive Plan (the "REIT Incentive Plan");

    3. To ratify the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 1997; and

    4. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

  Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

  The Board of Directors of the Company has fixed the close of business on October 15, 1997 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's Common Stock, par value $.01 per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

  You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Directors of the Company, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                          By Order of the Board of Directors

                                               Rex E. Stewart
                                                  Secretary
                                              Patriot American
                                              Hospitality, Inc.

Dallas, Texas
October 17, 1997

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY
                         3030 LBJ FREEWAY, SUITE 1500
                               DALLAS, TX 75234

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 5, 1997

                               ----------------

  NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of Patriot American Hospitality Operating Company (the "Operating Company") will be held on Wednesday, November 5, 1997 at 10:00 a.m., local time at the Holiday Inn Select North Dallas, Farmers Branch (Dallas), Texas for the following purposes:

    1. To elect three directors of the Operating Company to serve until the 2000 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

    2. To consider and vote upon a proposal to approve the Patriot American Hospitality Operating Company 1997 Incentive Plan (the "Operating Company Incentive Plan");

    3. To ratify the selection of Ernst & Young LLP as the independent auditors of the Operating Company for the fiscal year ending December 31, 1997; and

    4. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

  Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

  The Board of Directors of the Operating Company has fixed the close of business on October 15, 1997 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Operating Company's Common Stock, par value $.01 per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

  You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Directors of the Operating Company, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                          By Order of the Board of Directors

                                               Rex E. Stewart
                                                  Secretary
                                              Patriot American
                                            Hospitality Operating
                                                   Company

Dallas, Texas
October 17, 1997

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

PATRIOT AMERICAN HOSPITALITY, INC.                 PATRIOT AMERICAN HOSPITALITY
3030 LBJ FREEWAY, SUITE 1500                     OPERATING COMPANY
DALLAS, TX 75234                                3030 LBJ FREEWAY, SUITE 1500
                                                DALLAS, TX 75234

                               ----------------

                             JOINT PROXY STATEMENT

                               ----------------

                   FOR 1997 ANNUAL MEETINGS OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 5, 1997

                                                               October 17, 1997

  This Joint Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Patriot American Hospitality, Inc. (the "Company") for use at the 1997 Annual Meeting of Stockholders of the Company to be held on Wednesday, November 5, 1997, and at any adjournments or postponements thereof (the "Company Annual Meeting"). At the Company Annual Meeting, stockholders will be asked to vote (1) to elect three directors of the Company, (2) to approve the Patriot American Hospitality, Inc. 1997 Incentive Plan (the "REIT Incentive Plan"), (3) to ratify the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 1997 and (4) to act upon any other matters properly brought before them.

  This Joint Proxy Statement also is furnished in connection with the solicitation of proxies by the Board of Directors of Patriot American Hospitality Operating Company (the "Operating Company") (the Company and the Operating Company are sometimes collectively referred to as the "Companies") for use at the 1997 Annual Meeting of Stockholders of the Operating Company to be held on Wednesday, November 5, 1997, and at any adjournments or postponements thereof (sometimes separately referred to as the "Operating Company Annual Meeting" and collectively with the Company Annual Meeting, as the "Annual Meetings"). At the Operating Company Annual Meeting, stockholders will be asked to vote (1) to elect three directors of the Operating Company,
(2) to approve the Patriot American Hospitality Operating Company 1997 Incentive Plan (the "Operating Company Incentive Plan"), (3) to ratify the selection of Ernst & Young LLP as the independent auditors of the Operating Company for the fiscal year ending December 31, 1997 and (4) to act upon any other matters properly brought before them.

  The outstanding shares of Common Stock, $.01 par value per share, of the Company ("Company Common Stock"), are "paired" with the outstanding shares of Common Stock, $.01 par value per share, of the Operating Company ("Operating Company Common Stock"), so that they are transferable and tradable only in combination as units, each unit consisting of one share of Company Common Stock and one share of Operating Company Common Stock ("Paired Common Stock"). The pairing is evidenced by "back-to-back" stock certificates and the certificates bear a legend referring to the restrictions of transfer imposed by the by-laws of each company.

  The Company and the Operating Company emerged from the merger (the "Merger") on July 1, 1997, of Patriot American Hospitality, Inc., a Virginia corporation ("Patriot"), with and into California Jockey Club, a Delaware corporation ("Cal Jockey"), with Cal Jockey being the surviving company. Since 1983, Cal Jockey's shares of Common Stock, $.01 par value per share ("Cal Jockey Common Stock"), had been paired and traded together with the shares of Common Stock, par value $.01 per share ("Bay Meadows Common Stock"), of Bay Meadows Operating Company, a Delaware corporation ("Bay Meadows"), as a single unit pursuant to a stock pairing arrangement. By operation of the Merger, the outstanding shares of Patriot Common Stock were exchanged for "paired-shares" of Cal Jockey Common Stock and Bay Meadows Common Stock, resulting in the stockholders of Cal Jockey, Bay Meadows and Patriot holding Paired Common Stock of the surviving entities. In connection with the consummation of the Merger and related transactions, Cal Jockey changed its name to "Patriot American Hospitality, Inc." and Bay Meadows changed its name to "Patriot American Hospitality Operating Company." Following completion of the Merger and related transactions, the Company and the Operating Company continued the operations of Patriot, Cal Jockey and Bay Meadows within the paired shares ownership structure. Because certain information in this Joint Proxy Statement relates to the year ended December 31, 1996, and Cal Jockey, Bay Meadows and Patriot all existed at that time, information regarding Cal Jockey and Bay Meadows is included in this Joint Proxy Statement. By operation of the Merger, Patriot no longer exists and was merged into Cal Jockey.

  This Joint Proxy Statement and the accompanying Notices of Annual Meeting and Proxy Cards are first being sent to stockholders on or about October 17, 1997. The Board of Directors of the Company and the Operating Company have fixed the close of business on October 15, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meetings (the "Record Date"). Only stockholders of record of the Paired Common Stock at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meetings. As of the Record Date, there were 66,274,286 shares of Paired Common Stock outstanding and entitled to vote at the Annual Meetings. Holders of the Paired Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

  THE PRESENCE IN PERSON OR BY PROPERLY EXECUTED PROXY OF THE HOLDERS OF A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF THE COMPANY COMMON STOCK ENTITLED TO VOTE AT THE COMPANY ANNUAL MEETING IS NECESSARY TO CONSTITUTE A QUORUM AT THE COMPANY ANNUAL MEETING, AND THE PRESENCE IN PERSON OR BY PROPERLY EXECUTED PROXY OF THE HOLDERS OF A MAJORITY OF THE ISSUED AND OUTSTANDING SHARES OF THE OPERATING COMPANY COMMON STOCK ENTITLED TO VOTE AT THE OPERATING COMPANY ANNUAL MEETING IS NECESSARY TO CONSTITUTE A QUORUM AT THE OPERATING COMPANY ANNUAL MEETING. ABSTENTIONS AND BROKER NON-VOTES WILL BE TREATED AS SHARES THAT ARE PRESENT AT THE ANNUAL MEETINGS FOR PURPOSES OF DETERMINING WHETHER A QUORUM EXISTS. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF THE COMPANY COMMON STOCK AT THE COMPANY ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF DIRECTORS. THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE SHARES OF THE OPERATING COMPANY COMMON STOCK AT THE OPERATING COMPANY ANNUAL MEETING AT WHICH A QUORUM IS PRESENT IS REQUIRED FOR THE ELECTION OF DIRECTORS. THE RATIFICATION OF THE COMPANY'S AUDITORS, THE APPROVAL OF THE REIT INCENTIVE PLAN AND THE APPROVAL OF ANY OTHER MATTERS PROPERLY PRESENTED AT THE COMPANY ANNUAL MEETING FOR STOCKHOLDER APPROVAL MUST RECEIVE THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF SHARES PRESENT IN PERSON OR BY PROXY OF THE COMPANY COMMON STOCK ENTITLED TO VOTE THEREON, AND THE RATIFICATION OF THE OPERATING COMPANY'S AUDITORS, THE APPROVAL OF THE OPERATING COMPANY INCENTIVE PLAN AND THE APPROVAL OF ANY OTHER MATTERS PROPERLY PRESENTED AT THE OPERATING COMPANY ANNUAL MEETING FOR STOCKHOLDER APPROVAL MUST RECEIVE THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF SHARES OF THE OPERATING COMPANY COMMON STOCK ENTITLED TO VOTE THEREON. ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE EFFECT OF VOTES AGAINST THE APPROVAL OF EACH OF THE MATTERS PRESENTED AT THE COMPANY ANNUAL MEETING AND THE OPERATING COMPANY ANNUAL MEETING.

  STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE COMPANY ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE COMPANY ANNUAL MEETING AS DIRECTED ON THE PROXY. IF A PROPERLY EXECUTED PROXY IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE THREE NOMINEES FOR DIRECTORS OF THE COMPANY NAMED IN THIS JOINT PROXY STATEMENT, FOR THE APPROVAL OF THE REIT INCENTIVE PLAN AND FOR RATIFICATION OF THE BOARD OF DIRECTOR'S SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THE JOINT PROXY STATEMENT WILL BE PRESENTED AT THE COMPANY ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

  STOCKHOLDERS OF THE OPERATING COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY

EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE OPERATING COMPANY ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE OPERATING COMPANY ANNUAL MEETING AS DIRECTED ON THE PROXY. IF A PROPERLY EXECUTED PROXY IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE THREE NOMINEES FOR DIRECTORS OF THE OPERATING COMPANY NAMED IN THIS JOINT PROXY STATEMENT, FOR THE APPROVAL OF THE OPERATING COMPANY INCENTIVE PLAN AND FOR RATIFICATION OF THE BOARD OF DIRECTOR'S SELECTION OF ERNST & YOUNG LLP AS THE OPERATING COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THE JOINT PROXY STATEMENT WILL BE PRESENTED AT THE OPERATING COMPANY ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

  A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the appropriate company at the addresses of the Company and the Operating Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meetings. Any stockholder of record as of the Record Date attending the Annual Meetings may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meetings will not constitute revocation of a previously given proxy.

               PROPOSAL 1: ELECTION OF DIRECTORS FOR THE COMPANY

  The Board of Directors of the Company is divided into three classes. Each class has a term of three years and the terms are staggered so that each year, only one class of directors is elected.

  At the Annual Meeting, three directors of the Company will be elected to serve until the 2000 Annual Meeting and until their successors are duly elected and qualified. The Board of Directors of the Company has nominated Paul A. Nussbaum, Arch K. Jacobson and William W. Evans III to serve as Class I directors for the Company (collectively, the "Company Nominees"). The Board of Directors of the Company anticipates that each of the Company Nominees will serve, if elected, as a director. However, if any person nominated by the Board of Directors of the Company is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors of the Company may recommend.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE COMPANY NOMINEES.

          PROPOSAL 2: ELECTION OF DIRECTORS OF THE OPERATING COMPANY

  The Board of Directors of the Operating Company is divided into three classes. Each class has a term of three years and the terms are staggered so that each year, only one class of directors is elected.

  At the Annual Meeting, three directors of the Operating Company will be elected to serve until the 2000 Annual Meeting and until their successors are duly elected and qualified. The Board of Directors of the Operating Company has nominated Paul A. Nussbaum, Arch K. Jacobson and Karim Alibhai to serve as Class I directors for the Operating Company (collectively, the "Operating Company Nominees"). The Board of Directors of the Operating Company anticipates that each of the Operating Company Nominees will serve, if elected, as a director. However, if any person nominated by the Board of Directors of the Operating Company is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors of the Operating Company may recommend.

  THE BOARD OF DIRECTORS OF THE OPERATING COMPANY RECOMMENDS A VOTE FOR THE OPERATING COMPANY NOMINEES.

INFORMATION REGARDING THE NOMINEES AND THE DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANIES

  The following biographical descriptions set forth certain information with respect to the nominees for election as Class I directors of each of the Companies at the Annual Meetings, the continuing directors of each of the Companies whose terms expire at the annual meetings of stockholders in 1998 and 1999 and the executive officers of each of the Companies who are not directors, based on information furnished to the Company and the Operating Company by each director and officer.

 THE COMPANY

  Class I Company Nominees for Election at 1997 Annual Meeting--Term to Expire in 2000

  PAUL A. NUSSBAUM became Chairman of the Board of Directors and Chief Executive Officer of Patriot in April 1995 and assumed the positions of Chairman, Chief Executive Officer and President of the Company in July 1997 following the Merger. Mr. Nussbaum is 50 years old. Mr. Nussbaum founded the Patriot American group of companies ("Patriot American") in 1991 and has been its Chief Executive Officer since its inception. Mr. Nussbaum is also President of Panco Services, a firm that provides management and consulting services to various real estate investment entities operating under the Patriot American name. Prior to his association with Patriot American, Mr. Nussbaum practiced real estate and corporate law in New York for 20 years, the last 12 years of which as chairman of the real estate department of Schulte Roth & Zabel. He currently serves as a member of the Board of Directors of the Dallas Symphony and is a member of the Urban Land Institute, the American College of Real Estate Lawyers and the Advisory Board of the Real Estate Center of the Wharton School of Business, University of Pennsylvania. Mr. Nussbaum is a member of the Board of Visitors of the Georgetown University Law Center and an Overseer of Colby College, Waterville, Maine. He holds a B.A. from the State University of New York at Buffalo and a J.D. from the Georgetown University Law Center.

  ARCH K. JACOBSON became a director of Patriot in September 1995 and became a director of the Company in July 1997 following the Merger. Mr. Jacobson is 69 years old. He has served as Chairman of Jacobson-Berger Capital Group, Inc., a commercial mortgage banking firm, since 1993. From 1986 to 1993, Mr. Jacobson was Chairman of Union Pacific Realty Co., a real estate management and development company. He served in various capacities with the Real Estate Department of The Prudential Insurance Company from 1955 to 1980 and was President and Chief Executive Officer of the Prudential Development Company (a subsidiary of the Prudential Insurance Company) from 1982 to 1986. Mr. Jacobson currently serves as a director of Walden Residential Properties, Inc., a publicly traded multifamily apartment REIT. He was formerly a director of LaQuinta Limited Partners, and served on the committee of independent directors that negotiated the tender offer for and purchase of that company in 1994. Mr. Jacobson holds a B.S. from Texas A&M University.

  WILLIAM W. EVANS III began serving in the Office of the Chairman of Patriot in February 1997 and assumed the same position with the Company in July 1997 following the Merger. Mr. Evans is 45 years old and has been a director of the Company since July, 1997. Previously, Mr. Evans was a Managing Director in PaineWebber's Real Estate Group with responsibility for the origination and structuring of principal transactions. He joined PaineWebber as a result of the firm's acquisition of Kidder, Peabody and Co. Incorporated in December 1994. Prior to joining Kidder, Peabody in 1992, Mr. Evans was a First Vice President and head of the Real Estate Financing Division of Swiss Bank Corporation, responsible for all real estate activities of the U.S. organization of the bank. Mr. Evans is a graduate of the University of Virginia.

  Class II Continuing Company Directors--Term to Expire in 1998

  GREGORY R. DILLON became a director of Patriot in September 1995 and became a director of the Company in July 1997 following the Merger. Mr. Dillon is 74 years old. He has been Vice Chairman Emeritus of Hilton Hotels Corporation ("Hilton") since 1993. He has been a director of Hilton since 1977 and was elected Vice Chairman in 1990. Mr. Dillon served as an Executive Vice President of Hilton from 1980 until 1993. Mr. Dillon was also Executive Vice President of Hilton's franchise company, Hilton Inns, Inc., from 1971 to 1986. He is a director of the Conrad N. Hilton Foundation and is a founding member of the American Hotel Association's Industry Real Estate Financing Advisory Council and the National Association of Corporate Real Estate Executives (NACORE). In addition to his undergraduate degree, Mr. Dillon holds an L.L.B. from DePaul University.

  THOMAS S. FOLEY became a director of Patriot in September 1995 and became a director of the Company in July 1997 following the Merger. Mr. Foley is 68 years old. He has been a partner in the Washington, D.C. office of Akin, Gump, Strauss, Hauer & Feld, L.L.P. since January 1995. From 1965 through 1994, Mr. Foley served 15 terms in the U.S. House of Representatives. Mr. Foley was Speaker of the U.S. House of Representatives from June 1989 through December 1994. Mr. Foley currently is a director of the H.J. Heinz Company, and he serves on the Global Advisory Board of Coopers & Lybrand L.L.P., the Board of Advisors for the Center for Strategic and International Studies and the Board of Directors for the Center for National Policy. Mr. Foley holds a B.A. and L.L.B. from the University of Washington.

  Class III Continuing Company Directors--Term to Expire in 1999

  JOHN H. DANIELS became a director of Patriot in September 1995 and became a director of the Company in July 1997 following the Merger. Mr. Daniels is 71 years old. He has served as President of The Daniels Group Inc., a real estate development and management company, since 1984. Mr. Daniels has also served as Vice Chairman of Patriot American since its inception in 1991. Prior to forming The Daniels Group Inc., Mr. Daniels served as Chairman and Chief Executive Officer of Cadillac Fairview Corporation, a publicly held real estate development and management company. Mr. Daniels has over 40 years of real estate development and management experience. Mr. Daniels is also a director of Cineplex-Odeon Corporation, Consolidated H.C.I. Corporation, Samoth Capital Corporation and Anitech Enterprises Inc. Mr. Daniels holds a B.S. in Architecture from the University of Toronto.

  JOHN C. DETERDING became a director of Patriot in September 1995 and became a director of the Company in July 1997 following the Merger. Mr. Deterding is 65 years old. He has been the owner of Deterding Associates, a real estate consulting company, since June 1993. From 1975 until June 1993, he served as Senior Vice President and General Manager of the Commercial Real Estate division of General Electric Capital Corporation ("GECC"). In directing the real estate activities at GECC, he was responsible for both domestic and international lending activities, portfolio purchases, joint ventures, asset management and real estate securitization. From November 1989 to June 1993, Mr. Deterding served as Chairman of the General Electric Real Estate Investment Company, a privately held REIT. He also served as Director of GECC Financial Corporation from 1986 to 1993. Mr. Deterding is also a former member and trustee of the Urban Land Institute and is a director of BlackRock Asset Investors, a closed-end investment company registered under the Investment Company Act of 1940. He holds a B.S. from the University of Illinois.

EXECUTIVE OFFICERS OF THE COMPANY WHO ARE NOT DIRECTORS

  REX E. STEWART became Executive Vice President and Chief Financial Officer of Patriot in April 1995 and assumed the positions of Chief Financial Officer, Treasurer and Secretary with the Company in July 1997 following the Merger. Mr. Stewart is 49 years old. From 1993 until joining Patriot, he served as Chief Financial Officer and Treasurer of Metro Joint Venture, an independent hotel management company based in Dallas, Texas, which currently manages the Holiday Inn Select, North Dallas and the Embassy Suites, Hunt Valley. He served in the same capacities for Metro Hotels, Inc. from 1986 until 1993. Previously, Mr. Stewart was the Chief Financial Officer of Lincoln Hotel Corporation, which owned and operated a chain of upscale and luxury hotels across the United States. Prior to his employment with Lincoln Hotel Corporation, Mr. Stewart was an audit manager with Arthur Andersen & Co. in Dallas, Texas. He holds a B.B.A. from Texas A&M University and an M.B.A. from the University of Southern California. He is a certified public accountant.

 THE OPERATING COMPANY

  Class I Operating Company Nominees for Election at 1997 Annual Meeting--Term to Expire in 2000

  PAUL A. NUSSBAUM became Chairman of the Board of Directors and Chief Executive Officer of the Operating Company in July 1997 following the Merger. For biographical information on Mr. Nussbaum, see "--The Company."

  ARCH K. JACOBSON was named a director of the Operating Company in July 1997 following the Merger. For biographical information on Mr. Jacobson, see "--The Company."

  KARIM ALIBHAI became a director of the Operating Company and the President and Chief Operating Officer of the Operating Company on October 1, 1997. Mr. Alibhai is 33 years old. For the last 11 years, Mr. Alibhai has been a principal of the Gencom Group, an affiliated group of companies that acquired, developed, renovated, leased and managed hotel properties in the United States and Canada through Gencom American Hospitality. Most recently, Mr. Alibhai was the President and Chief Executive Officer of the Gencom Group. Gencom's investment portfolio consisted of more than 50 owned, leased and managed hotels, representing in excess of 13,000 guest rooms in the United States and Canada. He holds a B.A. from Rice University.

  Class II Continuing Operating Company Directors--Term to Expire in 1998

  RUSS LYON, JR. became a director of Patriot in January 1997 and became a director of the Operating Company in July 1997 following the Merger. Mr. Lyon is 67 years old. He has been a managing general partner of Westcor Partners, a shopping center development and management concern since 1970. From 1989 until January 1997, Mr. Lyon was a managing general partner of Carefree Resorts, a resort development and management firm. He served in the U.S. Air Force as a fighter pilot. Mr. Lyon attended Arizona State University.

  SHERWOOD M. WEISER became a director of the Operating Company on October 1, 1997. Mr. Weiser is 66 years old. Currently, Mr. Weiser is the Chairman and Chief Executive Officer of Carnival Hotels and Casinos, a hotel and gaming management and development firm. In 1970, Mr. Weiser founded the Company formerly known as The Continental Companies ("T.C.C."). Carnival Hotels and Casinos was a successor to T.C.C. In September 1997, Carnival Hotels & Casinos ("CHC") entered into a merger agreement for part of CHC with the Company and the Operating Company. Prior to September 1997, CHC had 17,000 employees and more than 75 hotels under management or development comprising approximately 19,000 rooms. After the merger, CHC will retain its resort/gaming and development business. Mr. Weiser is a director of Carnival Corporation, United National Bank and Winsloew Furniture Group. He is a graduate of the Ohio State University School of Business and holds a J.D. from the Case Western Reserve University School of Law.

  Class III Continuing Operating Company Directors--Term to Expire in 1999

  LEONARD BOXER was a director of Patriot from September 1995 and became a director of the Operating Company in July 1997 following the Merger. Mr. Boxer is 58 years old. He has been a partner and chairman of the real estate department of the law firm of Stroock & Stroock & Lavan in New York, New York since 1987. Previously, he was a founder and managing partner and head of the real estate department of Olnick Boxer Blumberg Lane & Troy, a real estate law firm in New York. Mr. Boxer is a member of the Board of Trustees of New York University Law School. He is a member of the New York Regional Cabinet of the United States Holocaust Memorial Museum. He received his B.A. and L.L.B. from New York University.

  BURTON C. EINSPRUCH became a director of Patriot in January 1997 and became a director of the Operating Company in July 1997 following the Merger. Dr. Einspruch is 62 years old. He has been a physician and medical consultant with his own practice since 1966. He has also been the Medical Director of First Southwest Corp., a national brokerage firm since 1991. Dr. Einspruch also serves as a director for the Dallas National Bank. Dr. Einspruch holds a B.A. from Southern Methodist University, a Sc.B. from the Southern Methodist University and a M.D. from Southwestern Medical School.

EXECUTIVE OFFICERS OF THE OPERATING COMPANY WHO ARE NOT DIRECTORS

  THOMAS W. LATTIN was named President and Chief Operating Officer of Patriot in April 1995 and became President and Chief Operating Officer in such capacity for the Operating Company in July 1997 following the Merger. Effective September 30, 1997, Mr. Lattin assumed the position of Executive Vice President of the Operating Company and is no longer the President and Chief Operating Officer of the Operating Company. He has more than 25 years of experience in the hotel industry as an executive and consultant. From 1976 through 1983, Mr. Lattin served as President of the Mariner Corporation, a hotel development and management company based in Houston, Texas. During his tenure, Mariner's hotel portfolio of owned and managed properties grew from two hotels to 25 hotels. In 1984, he founded Great West Hotels, a hotel management and consulting company, and served as President and Chief Executive Officer through 1987. From 1987 through 1994, he served as the National Partner of the hospitality industry consulting practice of Laventhol & Horwath and subsequently as a partner in the national hospitality consulting group of Coopers & Lybrand L.L.P. In 1994, he joined the Hospitality Group of Kidder, Peabody & Co. Incorporated as a Senior Vice President and later served as a Senior Vice President with PaineWebber, following PaineWebber's acquisition of certain assets of Kidder, Peabody & Co. Mr. Lattin is a contributing author of an introductory textbook on hotel management, which is used by colleges and universities worldwide. Mr. Lattin holds a B.S. and M.S. in Hotel Management from the Cornell School of Hotel Administration. He is a certified public accountant.

  REX E. STEWART became the Chief Financial Officer, Treasurer and Secretary of the Operating Company in July 1997 following the Merger. For biographical information on Mr. Stewart, see "--The Company."

  PAUL NOVAK was named Executive Vice President--Acquisitions and Development in June 1997. From 1994 through June 1997, Mr. Novak was President and Chief Executive Officer of Bedrock Partners, a private investment group established in 1994 to acquire hotel properties and convert them to Wyndham Hotels or Wyndham Garden Hotels. From 1992 through 1994, Mr. Novak was a principal in his own consulting firm where he directed real estate development, marketing and acquisition assignments from numerous clients. Prior thereto, he was with Marriott Corporation, where from 1981 until 1992, he served as a senior vice president of development and was responsible for developing more than 400 properties. Mr. Novak also developed and initiated the introduction of two lodging brands, Courtyard by Marriott, and Fairfield Inn by Marriott and as a member of the management committees for Courtyard and the Fairfield divisions, was actively involved in the strategic planning and policy making for each division. In addition to overseeing product development and introduction, Mr. Novak also directed negotiations for management contracts, individual hotel and chain acquisitions and site acquisitions for Courtyard by Marriott, Residence Inn and Fairfield Inn by Marriott and Marriott Hotels and resorts throughout North America, the United Kingdom, France and Germany. Before joining Marriott, Mr. Novak served as director of real estate for La Quinta Motor Inns of San Antonio, Texas and had worked previously for Holiday Inns, Inc. Accommodation Services, Inc. and Pannell Kerr Forster & Company.
Mr. Novak is a member of the Urban Land Institute, The National Realty Committee and the Travel and Tourism Research Association (TTRA). He received a B.A. from Michigan State University.

  MICHAEL D. MURPHY became Senior Vice President--Acquisitions of Patriot in April 1996 and continued in such capacity for the Operating Company in July 1997 following the Merger. From 1994 through 1996, Mr. Murphy was Chief Executive Officer and Founder of The Stonebridge Group, Inc., a company specializing in structuring and negotiating capital market financing transactions. From 1988 to 1994, Mr. Murphy was a Principal of Affirmative Equities Company, a New York real estate and advising firm. Mr. Murphy graduated from Williams College, Williamstown, Massachusetts and holds a J.D. from Fordham University School of Law, New York.

  LESLIE NG became Senior Vice President--Acquisitions of Patriot in June 1995 and continued in such capacity for the Operating Company in July 1997 following the Merger. From 1992 to June 1995, he served as Senior Vice President, Development of CHC International, Inc. From 1987 until 1992, Mr. Ng was Vice President, Real Estate of Tobishima Associates, Ltd., a multinational real estate investment and development company. Prior to his association with Tobishima Associates, Ltd., Mr. Ng was a management consultant at Deloitte & Touche from 1985 to 1987 and a structural engineer at Burns and Roe, Inc., an engineering and construction management company, from 1980 to 1983. Mr. Ng holds a B.E. in civil engineering from The Cooper Union and an M.B.A. from the Wharton School, University of Pennsylvania.

INFORMATION REGARDING THE BOARD OF DIRECTORS OF THE COMPANY AND ITS COMMITTEES

  Meetings. The Board of Directors of Patriot and the Company held 11 and 17 meetings, respectively, during 1996. Other than Mr. Foley, no director of Patriot attended less than 75% of the aggregate number of meetings held during 1996 of the Board of Directors and any Board Committee of which he was a member.

  Audit Committee. Currently, the Audit Committee consists of three Independent Directors: Messrs. Deterding, Dillon and Foley. An "Independent Director" is a director who is not an officer or employee of the Company, any affiliate of an officer or employee or any affiliate of (i) any advisor to the Company under an advisory agreement, (ii) any lessee of any property of the Company, (iii) any subsidiary of the Company or (iv) any partnership which is an affiliate of the Company. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee of the Company held one meeting during 1996, and the Audit Committee of Patriot held one meeting during 1996.

  Compensation Committee. As of the effective date of the Merger, the Compensation Committee consists of three Independent Directors: Messrs. Dillon, Deterding and Jacobson. The Compensation Committee determines compensation of the Company's executive officers, and administered the Patriot American Hospitality, Inc. 1995 Incentive Plan (the "Incentive Plan") and will administer the REIT Incentive Plan. The

Compensation Committee of the Company was formed in connection with the Merger and held no meetings during 1996, but the Compensation Committee of Patriot held three meetings during 1996.

  Investment Committee. As of the effective date of the Merger, the Investment Committee members are Messrs. Deterding and Jacobson who are Independent Directors and Mr. Daniels who is a non-employee director. Mr. Nussbaum, as Chairman of the Board, serves as an ex-officio member of the committee. The Investment Committee was formed to make recommendations concerning the acquisition of hotel investments. The Investment Committee of the Company was formed in connection with the Merger and held no meetings during 1996. The Investment Committee of Patriot held no meetings during 1996 because the Board of Directors of Patriot assumed all of the duties of the Investment Committee.

INFORMATION REGARDING THE BOARD OF DIRECTORS OF THE OPERATING COMPANY AND ITS COMMITTEES

  Meetings. The Board of Directors of the Operating Company held 38 meetings during 1996. No director attended less than 75% of the aggregate number of meetings held during 1996 of the Board of Directors and any Board Committee of which he was a member.

  Audit Committee. Currently, the Audit Committee consists of three Independent Directors: Messrs. Boxer, Einspruch and Lyon. An "Independent Director" is a director who is not an officer or employee of the Operating Company, any affiliate of an officer or employee or any affiliate of (i) any advisor to the Operating Company under an advisory agreement, (ii) any lessee of any property of the Operating Company, (iii) any subsidiary of the Operating Company or (iv) any partnership which is an affiliate of the Operating Company. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Operating Company's internal accounting controls. The Audit Committee held no meetings during 1996.

  Compensation Committee. The Compensation Committee currently consists of two Independent Directors: Messrs. Jacobson and Boxer. The Compensation Committee determines compensation of the Operating Company's executive officers and will administer the Operating Company Incentive Plan. The Compensation Committee held no meetings during 1996.

DIRECTOR COMPENSATION FOR THE COMPANY

  Currently, any director who is not an employee of the Company is paid an annual retainer fee of $25,000. In 1996, Patriot's non-employee directors received an annual retainer fee of $12,500. In addition, each such director of Patriot was paid, and each such director of the Company will be paid, $1,250 for attendance at each meeting of the Board of Directors, $1,000 for participating in each telephonic Board meeting and $750 for attendance at each meeting of a committee of the Board of which such director is a member. The annual retainer fee and meeting fees are paid in cash, but the directors may elect in advance to defer the receipt of all or part of the fees and to receive such deferred fees at a later date in the form of shares of Paired Common Stock. In 1996, the annual retainer fee was paid half in cash and half in shares of Common Stock. Directors who are employees of the Company do not receive any fees for their service on the Board of Directors or a committee thereof. In addition, the Company reimburses directors for their out-of-pocket expenses incurred in connection with their service on the Board of Directors.

  For 1996, members of the Board of Directors of the Company received an annual fee of $12,000 for 12 months of service, adjusted pro rata to reflect actual months served. In 1996, the Chairman of the Audit Committee earned $500 for each Audit Committee Meeting attended and each of the other members of the Audit Committee received $350 for each meeting attended. During 1996, each director was also provided a food and beverage allowance of $1,000 for use by the director and his or her guests in the Directors Room and Turf Club at Bay Meadows Racecourse.

  On May 23, 1996, Messrs. Boxer, Daniels, Deterding, Dillon, Foley and Jacobson were each granted a non-qualified option under the Patriot American Hospitality, Inc. Non-Employee Directors' Incentive Plan to acquire 5,000 shares of Patriot Common Stock at an exercise price of $14.18 per share. In the future, on the date of each annual meeting of the Company's stockholders, each non-employee director then in office will receive a grant of non-qualified options to purchase an additional 10,000 shares of Paired Common Stock at the then current market price. All options granted to non-employee directors vest immediately upon the date of grant. On August 20, 1996, Messrs. Boxer, Daniels, Deterding, Dillion, Foley and Jacobson were each awarded 8,000 shares of restricted Patriot Common Stock. The market price on the date of grant was $15.50 and the restrictions on all of the shares of Common Stock lapse in four equal annual installments beginning August 20, 1997 and ending August 20, 2000. Messrs. Boxer, Daniels, Deterding, Dillion, Foley and Jacobson are entitled to receive dividends on the total stock award during the vesting period.

DIRECTOR COMPENSATION FOR THE OPERATING COMPANY

  Currently, any director who is not an employee of the Operating Company is paid an annual fee of $25,000. In addition, each such director is paid $1,250 for attendance at each meeting of the Operating Company's Board of Directors, $1,000 for participating in each telephonic board meeting and $750 for attendance at each meeting of a committee of the Operating Company's Board of which such director is a member. The annual retainer fee and meeting fees are paid in cash, but the directors may elect in advance to defer the receipt of all or part of the fees and to receive such deferred fees at a later date in the form of shares of Paired Common Stock. Directors who are employees of the Operating Company do not receive any fees for their service on the Board of Directors or a committee thereof. In addition, the Operating Company reimburses directors for their out-of-pocket expenses incurred in connection with their service on the Board of Directors.

  On the date of each annual meeting of the Operating Company's stockholders, each non-employee director then in office will receive a grant of non-qualified options to purchase an additional 10,000 shares of Paired Common Stock at the then current market price. All options granted to non-employee directors vest immediately upon the date of grant.

  Prior to the Merger, members of the Board of Directors of the Operating Company received an annual fee of $12,000 each. Eugene F. Barsotti, Jr. and F. Jack Liebau, as employees of the Operating Company, received no such annual fee. The directors who were appointed to various committees served in such capacities without compensation for their services. During 1996, each director was also provided a food and beverage allowance of $1,000 for use by the director and his or her guests in the Directors Room and Turf Club at Bay Meadows Racecourse.

EXECUTIVE COMPENSATION FOR THE COMPANY

  Prior to the Merger, the Company did not compensate its executive officers for their services. Consequently, there was no Compensation Committee and no report by the Compensation Committee on executive compensation for the Company for any time period prior to the Merger.

EXECUTIVE COMPENSATION FOR PATRIOT

  Patriot was organized as a Virginia corporation in April 1995. Accordingly, Patriot did not pay any cash compensation to its executive officers for the year ended December 31, 1994. The following table sets forth the base compensation that Patriot paid in 1995 and 1996 to its Chairman and Chief Executive Officer and to the four executive officers other than the Chief Executive Officer of Patriot collectively, the "Patriot Named Executive Officers" whose base salary, on an annualized basis, and bonus exceeded $100,000 during the fiscal year ending December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                LONG TERM
                            ANNUAL COMPENSATION            COMPENSATION AWARDS
                         ---------------------------    --------------------------
                                                        RESTRICTED    SECURITIES
   NAME AND PRINCIPAL                                     STOCK       UNDERLYING
        POSITION         YEAR SALARY ($)   BONUS ($)    AWARDS (#)  OPTIONS (#)(K)
   ------------------    ---- ----------   ---------    ----------  --------------
Paul A. Nussbaum(a)..... 1996  $247,500(b) $200,000(g)       --        150,002(i)
 Chairman and Chief
  Executive Officer      1995    45,000(b)   45,000(g)       --        500,008(j)
Thomas W. Lattin(a)..... 1996  $205,625(c) $ 75,000(g)    80,001(h)     54,000(i)
 President and Chief
  Operating Officer      1995   126,000(c)   33,750(g)       --        200,003(j)
Rex E. Stewart(a)....... 1996  $174,250(d) $ 75,000(g)    60,000(h)     40,000(i)
 Executive Vice          1995    88,000(d)   25,500(g)       --        170,002(j)
  President and Chief
  Financial Officer
Leslie Ng(a)............ 1996  $143,500(e) $ 50,000       40,000(h)     25,000(i)
 Senior Vice President--
  Acquisitions           1995    81,000(e)   21,000          --        130,002(j)
Michael D. Murphy(a).... 1996  $ 93,333(f) $ 30,000       40,000(h)     25,000(i)
 Senior Vice President--
  Acquisitions

--------
(a) Pursuant to the Merger, Patriot was merged out of existence and Mr. Nussbaum became the President and Chief Executive Officer of the Company and Chief Executive Officer of the Operating Company, Mr. Lattin became the President and Chief Operating Officer of the Operating Company, Mr. Stewart became the Chief Financial Officer, Treasurer and Secretary of the Company and the Operating Company and Mr. Murphy and Mr. Ng each became a Senior Vice President--Acquisitions of the Operating Company. Effective September 30, 1997, Mr. Lattin assumed the position of Executive Vice President of the Operating Company. Currently, Mr. Karim Alibhai is the President and Chief Executive Officer of the Operating Company.
(b) For 1996, reflects an increase in annual base salary to $315,000 effective July 1, 1996. For 1995, reflects amount paid from October 1995 through December 1995 based on an annual salary of $180,000. Salary prior to October 1995 was paid by Patriot American.
(c) For 1996, reflects an increase in annual base salary to $236,250 effective July 1, 1996. For 1995, reflects amount paid from April 1995 through December 1995 based on an annual salary of $175,000.
(d) For 1996, reflects an increase in annual base salary to $178,500 effective July 1, 1996. For 1995, reflects amount paid from July 1995 through December 1995 based on an annual salary, since October 1, 1995, of $170,000. Salary prior to July 1995 was paid by Metro Joint Venture.
(e) For 1996, reflects an increase in annual base salary to $147,000 effective July 1, 1996. For 1995, reflects amount paid from June 1995 through December 1995 based on an annual salary, since October 1, 1995, of $140,000.
(f) Represents amount paid from April 1996 through December 1996 based on an annual salary of $140,000.
(g) Bonus compensation in an amount equal to 25% of Mr. Nussbaum's, 19% of Mr. Lattin's annual base salary and 15% of Mr. Stewart's annual base salary was approved for 1995, but payment of the bonus was deferred at the election of the executive officer until 1996. The bonus compensation included in the table for Messrs. Nussbaum, Stewart and Lattin was approved for 1996, but payment of the bonus was deferred at the election of the executive officer until 1997.

(h) On July 25, 1996, Patriot awarded 80,001 shares of restricted Common Stock to Mr. Lattin; 60,000 shares of restricted Common Stock to Mr. Stewart and 40,000 shares of restricted Common Stock to both Mr. Murphy and Mr. Ng. The market price of Patriot's Common Stock on the date of grant was $14.125 and the restrictions on all of the shares of Common Stock lapse in four equal annual installments beginning July 25, 1997 and ending July 25, 2000. Messrs. Lattin, Stewart, Murphy and Ng are entitled to receive dividends on the total stock award during the vesting period.
(i) In April 1996, Patriot granted non-qualified options to purchase Common Stock to Messrs. Nussbaum, Lattin, Stewart, Ng and Murphy. The options of Messrs. Nussbaum, Lattin, Stewart and Ng vest in seven equal annual installments beginning April 19, 1997 and ending April 19, 2003. The options of Mr. Murphy vest in seven equal annual installments beginning April 29, 1997 and ending April 29, 2003.
(j) In connection with its initial public offering, Patriot granted incentive stock options ("ISOs") and nonqualified options to Messrs. Nussbaum, Lattin, Stewart and Ng to purchase shares of Common Stock. Of the 500,008 options granted to Mr. Nussbaum, 416,687 are nonqualified stock options, 34,724 of which vested on the date of grant and the remainder become exercisable in 11 quarterly installments, and 83,321 are ISOs, which vest in equal annual installments each January 1, beginning January 1, 1996 and ending on January 1, 2005. Of the 200,003 options granted to Mr. Lattin, 116,683 are non-qualified stock options, 9,724 of which vested on the date of grant and the remainder become exercisable in eleven quarterly installments, and 83,320 are ISOs which vest in equal annual installments each January 1, beginning January 1, 1996 and ending on January 1, 2005. Of the 170,002 options granted to Mr. Stewart, 86,681 are non-qualified stock options, 7,222 of which vested on the date of grant and the remainder become exercisable in eleven quarterly installments, and 83,321 are incentive stock options which vest in equal annual installments each January 1, beginning January 1, 1996 and ending on January 1, 2005. Of the 130,002 options granted to Mr. Ng, 46,681 are non-qualified stock options, 3,890 of which vested on the date of grant and the remainder become exercisable in eleven quarterly installments, and 83,321 are incentive stock options which vest in equal annual installments each January 1, beginning January 1, 1996 and ending on January 1, 2005.
(k) The number of shares of Common Stock reflected in the table take into account the 2-for-1 stock split effected in the form of a stock dividend distributed on March 18, 1997 to stockholders of record on March 7, 1997, the conversion ratio in connection with the Merger, and the 1.927-for-1 stock split effected in the form of a stock dividend distributed on July 25, 1997 to stockholders of record on July 15, 1997.

OPTION GRANTS IN FISCAL YEAR 1996 FOR PATRIOT

  The following table sets forth the options granted with respect to the fiscal year ended December 31, 1996 to the Patriot Named Executive Officers:

                                                                                        POTENTIAL REALIZABLE
                                                                                              VALUE AT
                                                                                        ASSUMED ANNUAL RATES
                                                                                              OF SHARE
                                                                                         PRICE APPRECIATION
                                               INDIVIDUAL GRANTS                           FOR OPTION TERM
                         -------------------------------------------------------------- ---------------------
                             NUMBER OF     PERCENT OF TOTAL
                         SHARES UNDERLYING OPTIONS GRANTED
                              OPTIONS        TO EMPLOYEES   EXERCISE OR BASE EXPIRATION
          NAME            GRANTED (#)(A)    IN FISCAL YEAR  PRICE ($/SH)(B)     DATE      5% ($)    10% ($)
          ----           ----------------- ---------------- ---------------- ---------- ---------- ----------
Paul A Nussbaum.........      150,002             42%            $13.43      4/19/2006  $1,268,000 $3,212,000
Thomas W. Lattin........       54,001             15%            $13.43      4/19/2006     456,000  1,156,000
Rex E. Stewart..........       40,001             11%            $13.43      4/19/2006     338,000    857,000
Michael D. Murphy.......       25,000              7%            $14.13      4/29/2006     211,000    535,000
Leslie Ng...............       25,000              7%            $13.43      4/19/2006     211,000    535,000

--------
(a) The nonqualified options vest in equal annual installments over a seven-year vesting period beginning in April 1997.
(b) Represents the closing market price of the Common Stock on the grant date of April 19, 1996, except for Mr. Murphy for whom the grant date was April 29, 1996.

OPTION EXERCISES AND YEAR-END HOLDINGS FOR PATRIOT

  The following table sets forth the value of options held at the end of 1996 by the Patriot Named Executive Officers:

                                                                                   VALUE OF IN-
                            SHARES     VALUE   NUMBER OF UNEXERCISED OPTIONS     MONEY OPTIONS AT
                         ACQUIRED ON  REALIZED     AT DECEMBER 31, 1996        DECEMBER 31, 1996(A)
          NAME           EXERCISE (#)   ($)     #EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
          ----           ------------ -------- ----------------------------- -------------------------
Paul A. Nussbaum........     --         --            181,952/468,059          $1,739,913/$4,260,187
Thomas W. Lattin........     --         --             56,950/197,055          $  544,581/$1,806,708
Rex E. Stewart..........     --         --             44,449/165,554          $  425,047/$1,525,610
Michael D. Murphy.......     --         --                  0/ 25,000          $        0/$  185,941
Leslie Ng...............     --         --             27,782/127,220          $  265,670/$1,180,604

--------
(a) Represents the number of shares of Common Stock underlying the options (excluding options the exercise price of which was more than the market value of the underlying securities) times the market price at December 31, 1996 of $21.56, minus the exercise price.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF THE COMPANY

  This Compensation Committee report relates to compensation decisions made by Patriot's Compensation Committee which upon the Merger, became the Company's Compensation Committee. All of Patriot's executive officers became executive officers of the Company and/or the Operating Company. This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the "Securities Act") or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  Objectives of Executive Compensation. The Company's executive compensation program is intended to attract, retain and reward experienced, highly motivated executives who are capable of leading the Company effectively and continuing its long-term growth. The compensation program for executives is comprised of base salary, annual incentives and long-term incentive awards. Base salary is targeted to be within a reasonable range of compensation for comparable companies and for comparable levels of expertise by executives. Annual incentives are based upon the achievement of one or more performance goals. Under certain circumstances, if performance goals are exceeded, the annual incentive may be higher than that of comparable companies. The Company also utilizes equity-based compensation as a long-term incentive.

  Compensation Committee Procedures. The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, establishes the compensation plans and specific compensation levels for executive officers and administers the Company Incentive Plan and will administer the REIT Incentive Plan. The Compensation Committee is composed of three Independent Directors. Final compensation determinations for each fiscal year are generally made after the end of the fiscal year, after audited financial statements for such year become available. At that time, bonuses, if any, are determined for the past year's performance, base salaries for the following fiscal year are set and option grants, if any, are generally made.

  The Compensation Committee engaged a compensation consultant in March 1996 to advise the Committee with respect to executive compensation matters, including compensation amounts and the relative allocation of compensation among base salary, annual incentive compensation and long-term incentive compensation. The consultant presented the Compensation Committee with a Final Report on April 18, 1996. Due to the growth of the Company in 1996, the consultant presented a new updated Final Report on January 29, 1997, which took into consideration an expanded group of peer companies more closely aligned with the current size of the Company. The Compensation Committee, working with this compensation consultant and in collaboration with senior management, is also establishing new quantitative and qualitative performance targets for the year ending

December 31, 1997 for both annual and long-term compensation awards. The results of this review will be reflected in the annual incentive and long-term incentive compensation decisions for the fiscal year ending December 31, 1997 and in the base salary levels for the fiscal year ending December 31, 1998.

  In setting base salary and determining annual incentive and long-term incentive awards, the Compensation Committee reviews compensation levels of executive officers at real estate investment trusts with revenues closely comparable to those of the Company. Some of these companies are the same companies that comprise the NAREIT Total Return Equity Index to which the Company's stock performance is compared in this proxy statement. The Compensation Committee believes that the compensation information for these groups is comparable since both groups contain real estate investment trusts of similar size, make-up and performance.

  As part of its review of executive compensation in 1997, the Compensation Committee reviewed comparative data for a number of other real estate investment trusts, both within and outside the hospitality sector, as well as other hospitality companies. Although these entities have operated as public companies for various periods of time, the Committee believes this data is a reliable indication of competitive compensation. The Compensation Committee also reviewed data contained in published surveys on executive compensation. The Compensation Committee based its decisions regarding 1997 base salary and annual cash bonus amounts for the year ended December 31, 1996 upon its review of such data.

  Members of the Compensation Committee consult periodically by telephone prior to the meeting at which compensation decisions are made. The Compensation Committee exercises its independent discretion in determining the compensation of the executive officers. With respect to the compensation of the executive officers other than Mr. Nussbaum, the Compensation Committee reviews the recommendations of Mr. Nussbaum.

  Each element of the executive compensation, as well as the compensation of the Chief Executive Officer, is discussed separately below.

  Base Salary. Base salaries are determined by the Compensation Committee after reviewing salaries paid by real estate investment trusts of similar size, makeup and performance. The Compensation Committee generally sets base salaries at a level to weight total compensation in favor of annual and long-term performance-based compensation.

  For 1996, the Compensation Committee set the 1996 base salaries for the executive officers in accordance with the policy stated above. For the year ended December 31, 1996, the executive officers (other than its Chief Executive Officer, who is discussed separately below) received the following annualized base salaries: Thomas W. Lattin $205,625, Rex E. Stewart $174,250, Michael D. Murphy $93,333 and Leslie Ng $143,500.

  Annual Incentives. Annual incentives are provided in the form of cash bonuses. Annual incentives are designed to reward executives and management for the annual growth and achievement of the Company. The Compensation Committee awards cash bonuses based primarily upon the Company's total earnings and earnings growth, including growth in funds from operations.

  The Compensation Committee awarded cash bonuses to the executive officers for the fiscal year ended December 31, 1996. These cash bonuses were determined in accordance with the policy stated above. For the year ended December 31, 1996, the executive officers (other than the Chief Executive Officer, who is discussed separately below) were awarded the following cash bonuses: Rex E. Stewart $75,000; Thomas W. Lattin $75,000; Michael D. Murphy $30,000; and Leslie Ng $50,000.

  Long-Term Incentives. Long-term incentives are provided through the grant of restricted stock awards and stock options. These grants are designed to align executives with the long-term goals of the Company and the interests of the Company's stockholders and encourage high levels of stock ownership among executives. Long-term incentive compensation depends upon quantitative and objective, as well as qualitative, measures of corporate performance. The Compensation Committee uses long-term incentive compensation awards to reward management for achieving favorable results based on predefined performance measures. Primary emphasis of the total compensation package for all executives is placed on the long-term component.

  Restricted Stock Awards. The Compensation Committee believes that the grant of restricted stock awards align the executive's long-term objectives with those of the Company's stockholders. The Company's REIT Incentive Plan will be administered by the Compensation Committee, which will have the power to determine those individuals to whom restricted stock awards will be granted.

  The Compensation Committee awarded restricted stock awards for the year ended December 31, 1996 in accordance with the policy stated above, after reviewing the recommendations of its consultant. The executive officers (other than its Chief Executive Officer, who is discussed separately below) received the following restricted stock awards: Thomas W. Lattin 80,001, Rex E. Stewart 60,000, Michael D. Murphy 40,000 and Leslie Ng 40,000.

  Stock Options. The Compensation Committee believes that the grant of stock options align the executive's long-term objectives with those of the Company's stockholders. The Company's REIT Incentive Plan will be administered by the Compensation Committee, which will have the power to determine those individuals to whom options will be granted, the number of shares, the type of options and other terms and conditions of the options.

  The Compensation Committee awarded stock options for the fiscal year ended December 31, 1996 in accordance with the policy stated above, after reviewing the recommendations of its consultant. The executive officers (other than its Chief Executive Officer, who is discussed separately below) received options to purchase the following number of shares of Common Stock: Thomas W. Lattin 54,000, Rex E. Stewart 40,000, Michael D. Murphy 25,000 and Leslie Ng 25,000.

  Compensation of Chief Executive Officer. The Compensation Committee set Mr. Nussbaum's base salary for the year ended December 31, 1996 substantially in accordance with the policies described above relating to all executive officers. Mr. Nussbaum's 1996 annualized base salary was $315,000, an amount that represents an increase of 75% over his 1995 annualized base salary.

  Mr. Nussbaum's cash bonus for 1996 was determined by the Compensation Committee substantially in accordance with the policies described above relating to all executive officers. Additionally, the Compensation Committee considered a subjective evaluation of Mr. Nussbaum's ability to influence the Company's long-term growth and profitability. For the year ended December 31, 1996, the Company awarded Mr. Nussbaum a $200,000 cash bonus.

  The Compensation Committee determined Mr. Nussbaum's grant of stock options for the year ended December 31, 1996 substantially in accordance with the policies described above relating to all executive officers. Mr. Nussbaum received options to purchase 150,002 shares of Common Stock relating to the year ended December 31, 1996.

  In determining Mr. Nussbaum's total compensation package, the Compensation Committee noted Patriot's stellar performance since its initial public offering in September 1995, including achievement of the second highest stockholder return in 1996 in its peer group of high performing REITs and lodging corporations. The Compensation Committee also considered the successful completion of a secondary public offering of the Company's Common Stock resulting in net proceeds of approximately $152 million. In addition, the Compensation Committee considered Patriot's acquisition program and, in particular, the successful bid for Cal Jockey/Bay Meadows. The Compensation Committee believed that much of Patriot's extraordinary performance in 1996 was attributable to the leadership of Mr. Nussbaum. Therefore, the Compensation Committee believed that the increase in Mr. Nussbaum's total compensation package was more than commensurate with his efforts.

  Tax Deductibility of Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility on the Company's tax return of compensation over $1 million to any of the executive officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's stockholders. The Compensation Committee's policy with respect to
Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing executives with appropriate rewards for their performance. The Company did not pay any compensation during 1996 that would be subject to Section 162(m).

  Submitted by the Compensation Committee:

    Arch K. Jacobson
    John C. Deterding
    Gregory R. Dillon

EXECUTIVE COMPENSATION FOR THE OPERATING COMPANY

  The following table sets forth the base compensation awarded to the Operating Company's President and Chief Executive Officer and each executive officer of the Operating Company at the end of 1996, whose aggregate cash compensation in 1996 exceeded $100,000 (all such executive officers, including the President and Chief Executive Officer, are collectively referred to as the "Operating Company Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                         LONG-TERM
                                                        COMPENSATION
                             ANNUAL COMPENSATION           AWARDS
                          ---------------------------   ------------
                                                         SECURITIES
   NAME AND PRINCIPAL                                    UNDERLYING     ALL OTHER
        POSITION          YEAR SALARY ($)   BONUS ($)   OPTIONS (#)  COMPENSATION ($)
   ------------------     ---- ----------   ---------   ------------ ----------------
F. Jack Liebau(a)(b)..... 1996  $258,900(c)  $35,000       20,000        $11,250(e)
  President and Chief
   Executive Officer      1995   225,000      50,000(d)    25,000         11,250(e)
                          1994   206,250      50,000(d)    20,000         15,750(e)
Frank Trigeiro(a)(b)..... 1996  $125,900(c)  $ 5,000        7,500        $ 8,750(e)
  Vice President--Finance 1995   115,000       7,500                       8,625(e)

--------
(a) Mr. Trigeiro was employed by the Operating Company beginning in March 1995. In connection with the Merger, Mr. Liebau became a director and the President of an affiliate of the Operating Company, and Mr. Trigeiro became Vice President of Finance of an affiliate of the Operating Company.
(b) In July 1997, Mr. Liebau was paid $695,000 as a severance payment and Mr. Trigeiro was paid $120,000 as a severance payment.
(c) During 1996, Messrs. Liebau and Trigeiro were each provided living accommodations by the Operating Company valued at $25,300 and $12,600, respectively. Messrs. Liebau and Trigeiro each also had the use of an automobile owned by the Operating Company.
(d) Bonus attributable to services rendered during the indicated year, which was paid in 1996.
(e) Contribution to pension plan.

OPTION GRANTS IN FISCAL YEAR 1996 FOR THE OPERATING COMPANY

  The following table sets forth the options granted with respect to the fiscal year ended December 31, 1996 to the Operating Company Named Executive
Officers:

                                                                          POTENTIAL REALIZABLE
                                                                            VALUE AT ASSUMED
                                                                          ANNUAL RATES OF SHARE
                                                                           PRICE APPRECIATION
                                         INDIVIDUAL GRANTS                   FOR OPTION TERM
                         ------------------------------------------------ ----------------------
                          NUMBER OF  PERCENT OF TOTAL
                           SHARES        OPTIONS      EXERCISE
                         UNDERLYING     GRANTED TO    OR BASE
                           OPTIONS     EMPLOYEES IN    PRICE   EXPIRATION
    NAME                 GRANTED (#)   FISCAL YEAR     ($/SH)     DATE      5%($)      10%($)
    ----                 ----------- ---------------- -------- ---------- ---------- -----------
F. Jack Liebau(a).......   20,000         38.10%       $14.75   3/2/2001  $  185,524 $  470,154
Frank Trigeiro(a).......    7,500         14.29         14.75  3/29/2001     169,571    176,308

--------
(a) In connection with the Merger, Mr. Liebau became a director and the President of an affiliate of the Operating Company and Mr. Trigeiro became the Vice President of Finance of an affiliate of the Operating Company.

OPTIONS EXERCISES AND YEAR-END HOLDINGS FOR THE OPERATING COMPANY

  The following table sets forth the value of options held at the end of 1996 by the Operating Company's Named Executive Officers:

                                                  NUMBER OF           VALUE OF
                                                 UNEXERCISED        IN-THE-MONEY
                           SHARES                OPTIONS AT          OPTIONS AT
                          ACQUIRED    VALUE   DECEMBER 31, 1996 DECEMBER 31, 1996(B)
                         ON EXERCISE REALIZED   #EXERCISABLE/      #EXERCISABLE/
    NAME                     (#)       ($)      UNEXERCISABLE      UNEXERCISABLE
    ----                 ----------- -------- ----------------- --------------------
F. Jack Liebau(a).......     --         --     167,006/16,059    $3,542,922/340,203
Frank Trigeiro(a).......     --         --      14,452/0           $306,563/0

--------
(a) The stock option agreements underlying these options provides that vesting of these options will accelerate upon a change in control of the Operating Company. Accordingly, the options became exercisable when the Merger was consummated.
(b) Represents the number of shares of Common Stock underlying the options (excluding options the exercise price of which was more than the market value of the underlying securities) times the market price at December 31, 1996 of $40.88, minus the exercise price.

THE OPERATING COMPANY PENSION PLAN

  The table that follows shows the estimated annual benefits payable upon retirement to non-union employees of the Operating Company under the California Race Track Pension Plan. Participants are fully vested after five years of service.

 VERAGE ANNUALA
   EARNINGS                       5 YEARS 10 YEARS 20 YEARS 30 YEARS 40 YEARS
--------------                    ------- -------- -------- -------- --------
 $ 50,000........................ $ 6,250 $12,500  $25,000  $ 37,500 $ 50,000
  100,000........................  12,500  25,000   50,000    75,000  100,000
  150,000 and over...............  18,750  37,500   75,000   112,500  118,000(a)

--------
(a) In accordance with Section 415 Limits--IRS Code.

  The compensation covered by the above plan is annual earnings of an employee. The covered compensation is the same as the compensation reported in the Summary Compensation Table for the Operating Company under the Salary column (up to a maximum of $150,000 per year). The pension table above sets forth estimated annual retirement benefits payable as a straight-life annuity, assuming retirement at age 65, using the normal form of benefit under the above plan. The benefits listed are not subject to any deduction for social security or other offset amounts.

  The number of years of credited service at December 31, 1996, for the Operating Company Named Executive Officers is as follows: Mr. F. Jack Liebau (four years) and Frank Trigeiro (two years).

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF THE OPERATING COMPANY

  This Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

  The current members of the Compensation Committee of the Operating Committee were appointed in connection with the Merger in July 1997. Compensation decisions for 1996 with respect to the old executive officers of the Operating Company were made by the former Compensation Committee in accordance with its policies. On a going forward basis, the Compensation Committee will follow the same policies discussed above for the Company.

  Submitted by the Compensation Committee:

    Leonard Boxer
    Arch K. Jacobson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION FOR THE COMPANY AND THE OPERATING COMPANY

  None.

COMPANY AND OPERATING COMPANY EMPLOYMENT AGREEMENTS

  The Company entered into an employment agreement as of April 14, 1997 with Mr. Nussbaum, pursuant to which Mr. Nussbaum serves as Chairman and Chief Executive Officer of the Company for a term of five years from April 14, 1997 until the fifth anniversary of the effective date of the merger of Wyndham Hotel Corporation into the Company (the "Wyndham Merger"). The Agreement is automatically extended for additional two year terms unless either party elects by notice in writing at least 90 days prior to the expiration of a term to terminate the Agreement or if the Agreement is otherwise terminated. Mr. Nussbaum's initial annual base compensation is $500,000, subject to any increases in base compensation approved by the Compensation Committee. Additionally, Mr. Nussbaum is eligible to receive incentive compensation to be determined by the Compensation Committee of an amount up to 100% of his base compensation.

  The Operating Company entered into an employment agreement as of October 1, 1997 with Mr. Alibhai, pursuant to which Mr. Alibhai serves as the President and Chief Operating Officer of the Operating Company for a term of three years from September 30, 1997. The Agreement is automatically extended for additional two year terms unless either party elects by notice in writing at least 45 days prior to the expiration of a term to terminate the Agreement or if the Agreement is otherwise terminated. Mr. Alibhai's initial annual base compensation is $350,000, subject to any increases in base compensation approved by the Compensation Committee. Additionally, Mr. Alibhai is eligible to receive incentive compensation to be determined by the Compensation Committee of an amount up to 80% of his compensation, but in no event in excess of $75,000.

  Upon termination of employment of Mr. Nussbaum or Mr. Alibhai (each respectively, an "Executive") due to death, the Company or the Operating Company, as applicable, is obligated, within 90 days of his death, to pay in a lump sum amount to their respective designee or estate, accrued and unpaid base and incentive compensation. All unvested stock options and stock-based grants will immediately vest and will be exercisable for one year. Additionally, the Company or the Operating Company, as applicable, will pay health insurance premiums for one year and any payments to be made under any employee benefit plans or arrangement will be paid in accordance with the terms of such plans or arrangement.

  Each Executive's employment may be terminated for disability once such Executive is absent from his duties on a full-time basis for 180 calendar days in any 12 month period. During such period, such Executive will continue to receive his base and incentive compensation. All unvested stock options and stock-based grants will immediately vest and will be exercisable for one year. Additionally, the Company or the Operating Company, as applicable will pay health insurance premiums for one year.

  If an Executive's employment is terminated by such Executive for good reason, or if the Company or the Operating Company, as applicable, terminates his employment without cause, the Company or the Operating Company, as applicable, will pay such Executive his base and incentive compensation through the date of such termination and a severance payment (the "Severance Payment") in accordance with the Company's or the Operating Company's, as applicable, then current severance policies, provided that, at a minimum, Mr. Nussbaum will receive a severance payment equal to three times the sum of his average base compensation (determined in accordance with the Agreement) and average incentive compensation (determined in accordance with the Agreement) and Mr. Alibhai will receive a severance payment equal to two times the sum of his average base compensation (determined in accordance with the Agreement) and average incentive compensation (determined in accordance with the Agreement). Additionally, for a period of three years, the Company will provide Mr. Nussbaum with an office and related facilities and an assistant at a location of Mr. Nussbaum's choosing. For a period of one year, the Company or the Operating Company, as applicable, will pay for the cost of executive out placement services and will pay health insurance premiums. All stock options and other stock-based grants in which Mr. Nussbaum otherwise would have vested if he had remained employed for three years will immediately become exercisable or nonforfeitable. If Mr. Nussbaum is not nominated and elected to serve as a member of the Board of Directors, then Mr. Nussbaum may terminate his employment, which termination will be deemed to be for good reason.

  If a "Change in Control" (as defined below) occurs and Mr. Nussbaum's or Mr. Alibhai's employment is terminated for any reason other than death, disability or voluntary resignation within 18 months of such Change in Control, the Company or the Operating Company, as applicable, must pay the Executives a lump sum amount equal to the Severance Payment and all stock options and other stock-based awards will become immediately exercisable or non-forfeitable. In addition, the Company will provide Mr. Nussbaum with a tax gross-up payment to cover any excise tax due. Within 15 days after the occurrence of the first event constituting a Change in Control, the Company will place the funds necessary to pay Mr. Nussbaum in escrow. For purposes of the Agreements, "Change in Control" means an event which shall be deemed to have occurred if
(i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or the Operating Company, as applicable, is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company or the Operating Company, as applicable, representing 25% or more of the combined voting power of the Company's or the Operating Company's, as applicable, then outstanding securities; or (ii) individuals who at the commencement date of the Agreement constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company or the Operating Company, as applicable, to effect a transaction described in clauses (i) or (iii) of this paragraph) whose election by the Board or nomination for election by the Company's or the Operating Company's, as applicable, stockholders was approved by a vote of at least 80% of the directors then still in office who either were directors at the commencement date of the Agreement or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or (iii) the stockholders of the Company approve a merger or consolidation of the Company or the Operating Company, as applicable, with or into any other corporation, other than a merger or consolidation of the Company or the Operating Company, as applicable, which would result in the voting securities of the Company or the Operating Company, as applicable, outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the voting securities of the Company or the Operating Company, as applicable, or such surviving entity outstanding immediately after such merger or consolidation; or (iv) the stockholders of the Company or the Operating Company, as applicable, approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company or the Operating Company, as applicable, of all or substantially all of the Company's or the Operating Company's, as applicable, assets.

  In June 1997, the Company entered into an Employment Agreement with Paul Novak, pursuant to which Mr. Novak served as Executive Vice President-- Acquisitions and Development of the Company for a three-year term beginning June 1997. This Employment Agreement was assigned to the Operating Company shortly after completion of the Merger, and Mr. Novak is currently an employee of the Operating Company. Mr. Novak's initial annual base compensation is $250,000. If the Company completes a Carnival transaction prior to January 1, 1998, Mr. Novak's base compensation is increased to $275,000. Thereafter, Mr. Novak's compensation is subject to any increases approved by the Compensation Committee. Additionally, Mr. Novak is eligible to receive incentive compensation to be determined by the Compensation Committee of an amount up to 80% of his base compensation. For 1997, Mr. Novak will be entitled to a minimum incentive compensation of 60% of his base compensation, less any incentive compensation that he receives from The Hampstead Group for services rendered in 1997. The other terms of Mr. Novak's Agreement are substantially similar to those of Messrs. Nussbaum and Alibhai, except that if Mr. Novak's employment is terminated by Mr. Novak for good reason, or if the Company terminates his employment without cause, the Company will pay Mr. Novak his base and incentive compensation through the date of such termination and a severance payment (the "Severance Payment") in accordance with the Company's then current severance policies, provided that, at a minimum, Mr. Novak will receive a severance payment equal to 24 months of his average base compensation (determined in accordance with the Agreement) and average incentive compensation (determined in accordance with the Agreement) or the sum of the average base and incentive compensation payable for the remaining length of the original three-year term of the Agreement, whichever is greater. Additionally, for a period of six months, the Company will pay for the cost of executive out placement services and for two years will pay health insurance premiums. All stock options in which Mr. Novak would have vested if he had remained employed by the Company for 18 months or if termination occurs within the first 18 months, the remaining length of the original three-year term of the Agreement, will immediately become exercisable and non-forfeitable and all restricted stock awards in which Mr. Novak otherwise would have vested if he had remained employed for a period of 24 months or if termination of employment occurs within the first 12 months, the remaining length of the original three-year term, will immediately become exercisable and non-forfeitable.

  In February 1997, the Company entered into an Employment Agreement with William W. Evans III, pursuant to which Mr. Evans serves as Office of the Chairman of the Company for a term beginning March 1, 1997 until February 29, 2000 (the "Initial Term"), unless otherwise terminated or unless either party elects to terminate the Agreement at least 90 days prior to the end of the Initial Term, or at least 90 days prior to December 31 of each subsequent year, the term of the agreement will be automatically renewed for successive one-year terms. The Company agreed to initially pay Mr. Evans an annual base salary of $300,000, and Mr. Evans' cash bonus must be at least 30% of the base salary for the first year of the Initial Term. In the event Mr. Evans' employment is terminated due to death or disability: (i) Mr. Evans' estate or legal representative will be entitled to any accrued but unpaid compensation and benefits, (ii) beneficiaries will receive the proceeds under applicable insurance policies, (iii) all stock options and other stock-based awards will become immediately exercisable or non-forfeitable and (iv) for a period of one year, Mr. Evan's spouse and dependants will receive medical and related health benefits under the Company's existing plans.

  In the event Mr. Evans is terminated for cause or Mr. Evans voluntarily terminates his employment, he shall be entitled to receive any accrued but unpaid cash compensation and benefits through the date of termination and all vested options will continue to be exercisable for their exercise term, as if he had not been terminated. If the Company terminates Mr. Evans for cause or if Mr. Evans terminates his employment due to a "Constructive Termination" (as defined in the Agreement):
(i) Mr. Evans will receive any accrued but unpaid compensation and benefits through the date of termination, (ii) Mr. Evans, or his estate or his beneficiary, will be entitled to receive the proceeds under applicable insurance policies, (iii) all stock options and other stock-based awards will become immediately exercisable or non-forfeitable, (iv) for the longer of one year or the remaining length of the term of the Agreement, Mr. Evans and his spouse and dependants will receive medical and related health benefits under the Company's existing plans and (v) the Company will pay Mr. Evans within 30 days after the date of termination, a lump sum equal to base salary and average incentive compensation (as determined in accordance with the terms of the Agreement) multiplied by the greater of one year or the remaining length of the term of the Agreement. Mr. Evans is entitled to the same benefits as Messrs. Nussbaum, Alibhai and Novak in the event of a "Change in Control."

  In October 1995, the Company entered into employment agreements with Messrs. Lattin, Stewart and Ng, pursuant to which Mr. Lattin serves as President and Chief Operating Officer, Mr. Stewart serves as Executive Vice President and Chief Financial Officer and Mr. Ng serves as Senior Vice President-- Acquisitions, each for a term of three years, at an annual base salary of $170,000, $175,000 and $140,000, respectively, subject to any increases in base compensation approved by the Compensation Committee. The Compensation Committee has increased the base salaries of Messrs. Lattin, Stewart and Ng to $250,000, $210,000 and $162,000, respectively, effective February 1, 1997.
Upon termination other than for cause or death or disability, including a termination within 60 days after a Change in Control (as defined in the agreements), each of such officers will be entitled to receive severance benefits in an amount to be determined by the Compensation Committee. Additionally, upon a Change in Control, all stock options and other stock-based awards will become immediately exercisable or non-forfeitable.

STOCK PERFORMANCE GRAPH FOR THE COMPANY AND THE OPERATING COMPANY

  The following graph provides a comparison of the cumulative total stockholder return for the five year period ended December 31, 1996 (assuming reinvestment of any dividends) of the Paired Common Stock, the Standard & Poor's ("S&P") 500 Index and the National Association of Real Estate Investment Trusts ("NAREIT") Total Return Equity Index.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
         OF COMPANY/OPERATING COMPANY, INDUSTRY INDEX AND BROAD MARKET

                       [PERFORMANCE GRAPH APPEARS HERE]

                                Company/                NAREIT -
Measurement period             Operating                All REIT
(Fiscal Year Covered)           Company      S&P 500     Index
---------------------          ---------     -------    --------

Measurement PT - 12/31/91       $100.00      $100.00     $100.00

FYE 12/31/92                    $94.230      $107.64     $112.17
FYE 12/31/93                    $109.805     $118.50     $132.98
FYE 12/31/94                    $131.287     $120.06     $134.05
FYE 12/31/95                    $139.429     $165.18     $158.59
FYE 12/31/96                    $398.347     $203.11     $215.29

STOCK PERFORMANCE GRAPH FOR PATRIOT

  The following graph provides a comparison of the cumulative total stockholder return for the period from September 27, 1995 to December 31,1996 (assuming reinvestment of any dividends) among Patriot, the Standard & Poor's ("S&P") 500 Index and the National Association of Real Estate Investment Trusts ("NAREIT") Total Return Equity Index. In connection with the Merger, Patriot was merged with and into the Company.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  OF PATRIOT, INDUSTRY INDEX AND BROAD MARKET

                       [PERFORMANCE GRAPH APPEARS HERE]

                                                        NAREIT -
Measurement period                                      All REIT
(Fiscal Year Covered)           Patriot      S&P 500     Index
---------------------          ---------     -------    --------

Measurement PT - 9/27/95        $100.00      $100.00     $100.00

FYE 12/29/95                    $106.018     $106.541    $104.584
FYE 12/31/96                    $188.917     $131.362    $141.977

BENEFICIAL OWNERSHIP OF PAIRED COMMON STOCK.

  Except as otherwise noted, the following table sets forth certain information as of October 15, 1997 as to the security ownership of those persons owning of record or known to the Company and the Operating Company to be the beneficial owner of more than five percent of the Paired Common Stock and the security ownership of Paired Common Stock by each of the directors of the Company and the Operating Company, Director nominees and each of the executive officers of the Company and the Operating Company, and all Directors and executive officers of the Company and the Operating Company as a group. All information with respect to beneficial ownership has been furnished by the respective Director, Director nominees, executive officer or five percent beneficial owner, as the case may be. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to the number of shares set forth opposite their names. Beneficial ownership of the Paired Common Stock has been determined for this purpose in accordance with applicable rules and regulations promulgated under the Exchange Act. Except as otherwise described below, all shares of Paired Common Stock are owned directly and the indicated person has sole voting and investment power. The number of shares of Paired Common Stock also includes the number of shares that the person could receive if he redeemed his Paired OP Units and Preferred A, B and C Operating Company OP Units under certain circumstances.

  As of October 15, 1997 (and after restatement to reflect the impact of the 2-for-1 stock split effected in the form of a stock dividend distributed on March 18, 1997 to shareholders of record on March 7, 1997 and the 1.927-for-1 stock split effected in the form of a stock dividend distributed on July 25, 1997 to shareholders of record on July 15, 1997), there were 66,274,286 shares of Paired Common Stock; 6,101,014 options to purchase a like number of shares of Paired Common Stock; 11,362,230 Paired OP Units (excluding Paired OP Units held by subsidiaries of the Company); 931,972 Preferred A Operating Company OP Units; 1,324,804 Preferred B Operating Company OP Units; and 476,682 Preferred C Operating Company OP Units.

                                                NUMBER OF SHARES    PERCENT OF
NAME OF BENEFICIAL OWNER                      BENEFICIALLY OWNED(1)  CLASS(1)
------------------------                      --------------------- ----------
Paul A. Nussbaum.............................       1,137,912(2)       1.3%
Thomas W. Lattin.............................         244,667(3)         *
Rex E. Stewart...............................         177,665(4)         *
Michael D. Murphy............................          43,232(5)         *
Leslie Ng....................................         110,105(6)         *
John H. Daniels..............................         169,622(7)         *
Leonard Boxer................................          32,384(7)         *
John C. Deterding............................          29,998(7)         *
Gregory R. Dillon............................          29,998(7)         *
Thomas S. Foley..............................          28,000(7)         *
Arch K. Jacobson.............................          29,998(7)         *
Burton C. Einspruch..........................           1,400            *
William W. Evans III.........................         340,002(8)         *
Karim Alibhai................................       1,799,235(9)       2.0%
Paul Novak...................................          74,285(10)        *
Sherwood M. Weiser...........................          61,780            *
Executive officers and directors as a group
 (17 persons)................................       4,248,503          4.7%
Fidelity Management and Research Company ....       5,698,711(11)      6.2%
 82 Devonshire Street
 Boston, Massachusetts 02109

--------
 *  Less than 1%.
 (1) Assumes that all Paired OP Units and Preferred A, B and C Operating Company OP Units held by each person are redeemed for a share of Paired Common Stock. The total number of shares outstanding in calculating the percentage assumes that none of the Paired OP Units and Preferred A, B and C Operating Company OP Units held by other persons are redeemed for shares of Paired Common Stock. Also assumes that all vested and unvested options to purchase shares of Paired Common Stock are exercised. The total number of shares outstanding used in calculating the percentage assumes that no other vested or unvested options held by other persons are exercised.
 (2) Includes options to purchase 3,250,051 shares of Common Stock issued to Mr. Nussbaum, of which 454,778 are currently exercisable. The number of shares beneficially owned by Mr. Nussbaum also includes 24,572 Paired OP Units owned by trusts for the benefit of Mr. Nussbaum's sons. Mr. Nussbaum disclaims beneficial ownership as to all such 24,572 OP Units. The number of shares also includes 17,818 Paired OP Units owned by current and former executives of Patriot American through limited partnerships of which an affiliate of Mr. Nussbaum serves as the general partner. Mr. Nussbaum also disclaims beneficial ownership of these Paired OP Units. The number of shares beneficially owned by Mr. Nussbaum also includes 207,479 Paired OP Units owned by a Company wholly-owned by Mr. Nussbaum and the 83,335 of Paired OP Units held in the SEP for the benefit of Mr. Nussbaum. Mr. Nussbaum also disclaims beneficial ownership of these 83,335 Paired OP Units.
 (3) Includes options to purchase 254,002 shares of Common Stock issued to Mr. Lattin, of which 102,170 are currently exercisable.
 (4) Includes options to purchase 210,002 shares of Common Stock issued to Mr. Stewart, of which 80,165 are currently exercisable.
 (5) Includes options to purchase 25,000 shares of Common Stock issued to Mr. Murphy, of which 3,572 are currently exercisable.
 (6) Includes options to purchase 155,001 shares of Common Stock issued to Mr. Ng, of which 51,356 are currently exercisable.
 (7) Includes options to purchase 20,000 shares of Common Stock issued to each non-employee director all of which are currently exercisable.
 (8) Includes options to purchase 560,009 shares of Paired Common Stock issued to Mr. Evans of which 93,334 are currently excercisable.
 (9) The number of shares beneficially owned by Mr. Alibhai includes an aggregate of 421,161 OP Units beneficially owned by Gencom Interests, a family corporation for which he serves as Vice President and of which he owns 30% of the outstanding capital stock. Mr. Alibhai disclaims beneficial ownership of these OP Units, except to the extent of his 30% ownership interest in such corporation. The number of shares also includes 35,162 OP Units owned by employees of Gencom through a limited partnership of which Mr. Alibhai serves as the general partner. Mr. Alibhai also disclaims beneficial ownership of these OP Units. Includes options to purchase 280,000 shares of Paired Common Stock issued to Mr. Alibhai of which 26,263 are currently excercisable.
(10) Includes options to purchase 100,001 shares of Paired Common Stock issued to Mr. Novak of which 14,285 are currently excerisable.
(11) Beneficial ownership information is based on the Schedule 13G filed by Fidelity Management and Research Company on February 14, 1997.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Exchange Act, requires the Companies' officers, Directors and persons who beneficially own more than ten percent of the Paired Common Stock to file reports of securities ownership and changes in such ownership with the SEC. Officers, Directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish the Companies with copies of all Section 16(a) forms they file.

  Based solely upon a review of the copies of such forms furnished to the Companies, or written representations that no Form 5 filings were required, the Company and the Operating Company believe that during 1996 all Section 16(a) filing requirements applicable to its officers, Directors and greater than ten percent beneficial owners were complied with except that: (i) Mr. Deterding inadvertently failed to file a Form 4 with the SEC with respect to one acquisition of common stock; (ii) Mr. G. Terry Huntzicker, Vice President--Design and Construction, inadvertently failed to file a Form 3 on a timely basis with the SEC when he became a reporting person; and (iii) Mr. Murphy inadvertently failed to file a Form 3 on a timely basis with the SEC when he became a reporting person. Mr. Deterding has reported his acquisition of common stock on a Form 5 filed on a timely basis with the SEC.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

OVERLAP OF MANAGEMENT

  Mr. Nussbaum is Chairman of the Board and Chief Executive Officer of the Company and the Operating Company. Mr. Stewart is the Chief Financial Officer and Treasurer of the Company and the Operating Company.

ACQUISITION OF INTERESTS IN CERTAIN OF THE COMPANY'S HOTELS

  One or more of Mr. Nussbaum and certain related trusts and affiliates of Mr. Daniels and Mr. Stewart owned equity interests in certain of the hotels contributed to Patriot in connection with its initial public offering. Such persons, trusts and affiliates received an aggregate of 169,836 OP Units and approximately $156,000 in cash in exchange for their interests in certain of the hotels (excluding cash used to repay certain indebtedness collateralized by such interests). Upon exercise of their rights to redeem such OP Paired Units (which rights are not exercisable until October 1998), such persons and entities may receive an aggregate of 169,836 shares of Paired Common Stock or, at the Company's option, cash in the amount of approximately $5,349,834 based on the current market price of the Common Stock. In connection with the issuance of title insurance policies on certain of the Company's hotels, a title insurance agency owned by Mr. Nussbaum, certain members of his family and certain related trusts have received approximately $278,000 in fees.

SUBLEASE AND SERVICES AGREEMENT

  The Company has entered into a sublease and services agreement with an affiliate, pursuant to which such affiliate provides the Company with office space and limited support personnel for the Company's headquarters at 3030 LBJ Freeway, Dallas, Texas, for an annual fee of approximately $141,000 through February 1998.

OFFICERS' OTHER INTERESTS IN HOTEL PROPERTIES

  Mr. Nussbaum has minority ownership interests in the following hotels: the Marriott Residence Inn in Houston, Texas (4.0% profits interest); the Astrodomain Holiday Inn (2.6% ownership interest); the Astrodomain Sheraton Hotel (2.6% ownership interest); and the Astrodomain Days Inn (2.6% ownership interest) in Houston, Texas. Mr. Nussbaum has agreed not to increase ownership interest in any of these hotels, which represent his only interests in hotel properties apart from his interest in the Company. No other executive officer of the Companies owns an interest in a hotel property.

INTERESTS OF DIRECTORS AND OFFICERS

  Thomas S. Foley, a director of the Company, is a partner in Akin, Gump, Strauss, Hauer & Feld, L.L.P., a law firm that has advised the Company on certain matters relating to the acquisition of the hotels. Leonard Boxer, a director of the Operating Company, is a partner in Stroock & Stroock & Lavan, a law firm that has advised the Company on certain matters relating to the acquisition of certain real property. William W. Evans III, became a director and officer of the Company in 1997 and prior thereto was a Managing Director of PaineWebber, which provided investment banking services to an affiliate of the Company.

PRIOR TO THE MERGER

  In July 1992, Northern California Off-Track Wagering, Inc. ("N.C.O.T.W. Inc.") was formed to act as the guest associations' pari-mutuel manager for satellite wagering, and Bay Meadows became a 25% stockholder in N.C.O.T.W. Inc. Bay Meadows reimbursed N.C.O.T.W. Inc. $4,235,000, $3,742,000 and $3,671,000 in 1996, 1995 and 1994, respectively, for satellite wagering expenses N.C.O.T.W. Inc. incurred on behalf of Bay Meadows. These expenses were included in Bay Meadows' direct operating costs. Included in Bay Meadows' accounts receivable at December 31, 1996 was a receivable from N.C.O.T.W. Inc. for $81,000. At December 31, 1995, included in Bay Meadows' accounts payable and accrued liabilities was a payable to N.C.O.T.W. Inc. of $742,000.

  From time to time, Cal Jockey loaned funds on a short-term basis to Bay Meadows to allow Bay Meadows to meet operational needs in the off-season. There were no borrowings as of December 31, 1996. As of December 31, 1995, the balance due to Cal Jockey was $600,000 which was reflected in the inter-company payable/receivable account. For the years ended December 31, 1996 and 1995, Bay Meadows paid Cal Jockey $8,000 and $45,000 in interest related to these borrowings.

  Because a director of Cal Jockey was also a director of Santa Anita Realty Enterprises, trading restrictions applicable to such director may have been imputed to Cal Jockey. Consequently, there may have been periods of time when Cal Jockey's investment in Santa Anita Realty Enterprises was illiquid.

  During 1996, Bay Meadows made purchases from Harris Ranch Beef Company in the amount of $72,000. John C. Harris is Owner and Chief Executive Officer of Harris Ranch Beef Company and was also a director of Bay Meadows.

IN CONNECTION WITH THE MERGER

  On May 28, 1997, the Cal Jockey Board agreed to pay its members, Kjell H. Qvale, James M. Harris, James P. Conn, David M. Gjerdrum and Ronald J. Volkman and the sole employee of Cal Jockey, Ray Kuratek, the aggregate sum of $600,000 to be allocated by the Cal Jockey Board of Directors at a subsequent Board meeting. The Cal Jockey Board of Directors agreed to pay such amount as compensation for services previously rendered to Cal Jockey by such individuals, particularly in recognition of their significant contributions to the Merger process. The $600,000 was paid to such individuals in July 1997.

  Bay Meadows entered into individual severance agreements (the "Severance Agreements") with six key members of management (the "Officers"), including Eugene F. Barsotti, Jr. Each of the Severance Agreements provides that, if following a change in control of Bay Meadows, the Officer's employment is terminated prior to January 1, 1998 or within 24 months following a change in control of Bay Meadows prior to January 1998, he or she will be entitled to receive (i) payments of full base salary, and accrued vacation and personal holidays from the date of notice of termination to the date of termination (not to be less than 30 days) at the highest rate in effect during the 12 months immediately preceding notice of termination, (ii) an amount equal to his or her annual base salary at the highest rate in effect during the 12 months immediately preceding notice of termination (or, with respect to Messrs. Liebau and Barsotti, two times such amount) and (iii) an amount equal to the amount of any bonus or other incentive compensation paid during the 12 months immediately preceding notice of termination or calendar year 1996, whichever is higher (or, with respect to Messrs. Liebau and Barsotti, two times such amount). In addition to the payments that would be made to the Officers pursuant to clauses (i) through (iii) above, each of the Officers is entitled to receive under his or her respective Severance Agreement (a) continued contribution by Bay Meadows into any pension or retirement plan in effect with regard to the

Officer, as well as continued designation as an employee for this purpose, until January 1, 1998 at the highest rate in effect during the 12 months immediately preceding notice of termination or a lump sum payment of the actuarial equivalent of such continued contribution, (b) the right to purchase the Bay Meadows automobile assigned to him or her for book value, (c) payment of all legal fees and expenses incurred as the result of termination and (d) two years of continued coverage under Bay Meadows' health care and welfare benefit plans. In accordance with such Severance Agreements, in July 1997, Messrs. Barsotti, Liebau and Trigeiro were each paid $141,000, $695,000 and $120,000, respectively.

  As of May 28, 1997, Bay Meadows granted to the Officers a total of 137,500 options to purchase shares of Paired Common Stock, including 24,087, 183,075 and 14,452 to Messrs. Barsotti, Liebau and Trigeiro, respectively. A total of 126,668 of the options granted to the Officers were vested as of May 28, 1997, including 11,667, 86,667 and 7,500 options of Messrs. Barsotti, Liebau and Trigeiro, respectively. According to the terms of such options, all of the options listed above which were not currently vested became fully vested and immediately exercisable in connection with the Merger.

  James P. Conn, a director of Cal Jockey through July 1997, served as President and Chief Executive Officer of Bay Meadows from March 1988 to November 1992. In connection with such service, Mr. Conn held a fully vested stock option for 20,000 shares of Paired Common Stock. Mr. Conn exercised his option in August 1997.

          PROPOSAL 3: APPROVAL OF PATRIOT AMERICAN HOSPITALITY, INC.
                              1997 INCENTIVE PLAN

  The Company's Board of Directors is proposing for approval the Patriot American Hospitality, Inc. 1997 Incentive Plan (the "REIT Incentive Plan") to the stockholders. If approved by the stockholders, the number of shares of Paired Common Stock available for issuance under the Company's REIT Incentive Plan shall (subject to adjustment in the event of a stock split, stock dividend or other change in capitalization) be the sum of (i) 3,000,000 shares plus (ii) 10 percent of any future net increase in the total number of outstanding shares of Paired Common Stock, after giving effect to the issuance of shares of Paired Common Stock upon the exchange of all outstanding limited partnership units.

REASONS FOR THE REIT INCENTIVE PLAN PROPOSAL

  The Compensation Committee of the Company's Board of Directors (the "Compensation Committee") believes that the REIT Incentive Plan is an important incentive in attracting, maintaining and motivating the caliber of directors, officers and other employees necessary to continue the Company's success and growth. The Company's Compensation Committee believes that the ability to grant additional options and alternative forms of stock-based awards will help retain and attract directors, officers and other employees who are in a position to contribute to the successful conduct of the business and affairs of the Company and, in addition, will help stimulate in such individuals an increased desire to render greater service to the Company.

  By using long-term stock incentives that vest over time as a significant component of total compensation, the Company's Compensation Committee believes the interests of the Company's executives will be more closely aligned with the interests of the Company's stockholders. The Company's Compensation Committee also believes that for a fast-growing company like the Company, it is important to attract and retain talent by paying competitive total compensation. Using stock-based compensation as a significant component of total compensation will allow the Company's executives to receive at or above competitive salary levels if the Company's performance continues to be superior. Apart from the REIT Incentive Plan that is the subject of this proposal, the Company does not currently maintain another stock incentive plan. In this connection, it should be noted that while the Company has assumed the outstanding awards under the old Patriot American Hospitality, Inc. Incentive Plan, no new grants will be made under such plan.

  The closing price of each Paired Share as reported on the NYSE on October 15, 1997 was $31.50 per share.

  THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE REIT INCENTIVE PLAN PROPOSAL BE APPROVED, AND THEREFORE RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

SUMMARY OF THE REIT INCENTIVE PLAN

  The material terms of the REIT Incentive Plan are summarized below. The summary is qualified in its entirety by the full text of the REIT Incentive Plan.

  Plan Administration; Eligibility. The REIT Incentive Plan is administered by the Company's Compensation Committee. All members of the Compensation Committee must be "non-employee directors" as that term is defined under the rules promulgated by the Securities Exchange Commission and "outside directors" as defined in Section 162(m) of the Code and the regulations promulgated thereunder.

  The Compensation Committee has full power to select, from among the persons eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms of each award, subject to the provisions of the REIT Incentive Plan. Persons eligible to participate in the REIT Incentive Plan are generally those employees and consultants of the Company and its subsidiaries whose efforts contribute to the performance or success of the Company and its subsidiaries, as selected from time to time by the Compensation Committee. Independent Directors of the Company are also eligible for awards under the REIT Incentive Plan and may elect to take all or a portion of their fees in the form of Deferred Paired Share Units. Each award granted under the REIT Incentive Plan will be evidenced by a written agreement containing such provisions not inconsistent with the REIT Incentive Plan as the Compensation Committee shall approve.

  Available Shares. Under the REIT Incentive Plan, the aggregate number of shares of Paired Common Stock available for grants of awards shall (subject to adjustment in the event of a stock split, stock dividend or other change in capitalization) be the sum of (i) 3,000,000 shares plus (ii) 10 percent of any future net increase in the total number of shares of Paired Common Stock, after giving effect to the issuance of shares of Paired Common Stock upon the exchange of all outstanding limited partnership units. Any issuance of Awards from the Operating Company Incentive Plan will reduce the shares of Paired Common Stock available to be granted from the REIT Incentive Plan.

  In order to comply with Section 162(m) of the Code, the maximum number of shares of Paired Common Stock with respect to which awards may be granted to any person under the REIT Incentive Plan in any calendar year is 1,500,000 shares of Paired Common Stock and the maximum number of shares of Paired Common Stock for which Restricted Paired Unit Awards, Paired Share Awards and Deferred Paired Unit Awards that may be granted under both the REIT Incentive Plan and the Patriot Incentive Plan may not exceed 40 percent of the reserved pool, in each case subject to adjustment as described above.

  Paired Options. The REIT Incentive Plan permits the granting of Paired Options to purchase shares of Paired Common Stock that do not so qualify as incentive stock options under Section 422 of the Code.

  The option exercise price of each Paired Option will be determined by the Company's Compensation Committee, but may not be less than 100 percent of the fair market value of the shares on the date of grant. The Paired Option price may not be reduced after the date of grant, except in the case of stock split, stock dividend or other change in capitalization.

  The term of each Paired Option will be fixed by the Company's Compensation Committee and may not exceed ten years from the date of grant. The Company's Compensation Committee will determine at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Company's Compensation Committee in connection with the death, disability or other termination of a participant.

  Upon exercise of a Paired Option, the option exercise price must be paid in full either in cash or in the form of cash equivalent acceptable to the Company's Compensation Committee or, if the Company's Compensation Committee so permits, by delivery of shares of Paired Common Stock already owned by the optionee or by means of a promissory note. The exercise price may also be delivered to the Company's by a broker pursuant to irrevocable instructions to the broker from the optionee.

  Each Independent Director of the Company will automatically be granted a Non-Qualified Stock Option, immediately exercisable in full, to acquire 10,000 shares of Paired Common Stock at an exercise price per Paired Share equal to the fair market value of a Paired Share on the date of the grant. These grants to Independent Directors will occur on the day of the first Board meeting after each annual meeting of stockholders, beginning with the 1997 annual meeting. The Compensation Committee may also make separate grants of Paired Options to Independent Directors in its discretion.

  Restricted Paired Unit Awards. The Company's Compensation Committee may also award Restricted Paired Unit Awards to eligible participants subject to such conditions and restrictions as the Company's Compensation Committee may determine ("Restricted Paired Unit Awards"). These conditions and restrictions, which will be specified in the agreement relating to such Restricted Paired Unit Award, may include the achievement of certain performance objectives and/or continued employment with the Company through a specified restricted period. These performance objectives may include return on equity, funds from operations, cash available for distribution, earnings per share, return on assets or capital, or increase in fair market value of shares of Paired Common Stock. The Restricted Paired Units have no voting rights. The purchase price, if any, of Restricted Paired Unit Awards will be determined by the Company's Compensation Committee. If the performance objectives and other restrictions are not attained, the participants may forfeit their Restricted Paired Unit Awards. If the restrictions are attained, the participants will be entitled to receive shares of Paired Common Stock. The recipient of Restricted Paired Unit Awards will not have rights as a stockholder until the Restricted Paired Unit Awards are earned and settled by the issuance of shares of Paired Common Stock.

  Paired Share Awards. The Company's Compensation Committee may also grant Paired Share Awards (at no cost or for a purchase price determined by the Company's Compensation Committee) which are free from any restrictions under the REIT Incentive Plan. Unrestricted shares of Paired Common Stock may be issued to eligible participants in recognition of past services or other valid consideration, and may be issued as incentive compensation in lieu of cash compensation otherwise payable to a participant.

  Deferred Paired Share Unit Awards. Subject to the approval of the Company's Compensation Committee, an eligible participant may, pursuant to an advance written election, receive all or a portion of his compensation in Deferred Paired Share Units. These Deferred Paired Share Units would have the same fair market value as shares of Paired Common Stock on the date the compensation would otherwise be paid. The terms and conditions of the deferral are as agreed upon by the participant and the Compensation Committee and set forth in an agreement.

  Deferred Paired Share Unit Awards are settled in one or more installments of shares of Paired Common Stock and the cash equivalent of any fractional share of Paired Common Stock. The recipient of Deferred Paired Share Units will not have rights as a shareholder until the Deferred Pair Shares Units are settled by the issuance of shares of Paired Common Stock.

  Dividend Equivalent Rights. The Company's Compensation Committee may grant Dividend Equivalent Rights, which entitle the recipient to receive credits for cash dividends that would have been paid if the recipient had held specified shares of Paired Common Stock. Dividend Equivalent Rights may be granted as a component of another award or as a freestanding award. Dividend equivalents credited under the REIT Incentive Plan may be paid currently or may be deemed to be reinvested in additional shares of Paired Common Stock, which may thereafter accrue additional dividend equivalents at fair market value at the time of deemed reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash, shares of Paired Common Stock, or a combination thereof, in a single installment or installments, as specified in the award. The recipient of an award of Dividend Equivalent Rights will not have any rights as a stockholder until the Dividend Equivalent Rights are earned and settled by the issuance of shares of Paired Common Stock.

  Change of Control Provisions. The REIT Incentive Plan provides that in the event of a Change of Control of the Company, unless otherwise provided in the applicable award agreement, all Paired Options shall automatically become fully exercisable and any risk of forfeiture included in any other Awards shall lapse.

  Adjustments Upon Change in shares of Paired Common Stock. The Company's Compensation Committee will make appropriate adjustments in outstanding awards to reflect stock dividends, stock split-ups and similar events. In the event of a merger, liquidation or similar event, the Company's Compensation Committee in its discretion may provide for substitution or adjustments or may terminate such awards upon payment or other consideration for the vested portion of any awards as the Company's Compensation Committee deems equitable in the circumstances.

  Amendments and Termination. The Company's Board of Directors may amend or terminate the REIT Incentive Plan from time to time, and the Company's Compensation Committee may at any time amend or cancel outstanding awards for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may be taken which adversely affects any rights under outstanding awards without the holder's consent. Further, amendments to the REIT Incentive Plan shall be subject to approval by the stockholders if (i) the amendment increases the aggregate number of shares of Paired Common Stock that may be issued under the REIT Incentive Plan, (ii) the amendment changes the class of individuals eligible to become participants, or (iii) the amendment materially increases the benefits that may be provided under the REIT Incentive Plan.

STOCKHOLDERS' VOTE REQUIRED TO APPROVE PROPOSAL

  The REIT Incentive Plan will become effective upon the affirmative vote of the holders of a majority of the shares of Paired Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter so long as the holders of at least 50 percent of the outstanding shares of Paired Common Stock vote on the matter.

NEW PLAN BENEFITS TABLE

  All employees and non-employee directors are eligible to participate in the REIT Incentive Plan. As of October 15, 1997, no grants have been made under the REIT Incentive Plan.

TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE

  The following is a brief summary of the principal federal income tax consequences of awards made under the REIT Incentive Plan. It does not describe all federal tax consequences under the REIT Incentive Plan, nor does it describe state or local tax consequences.

  Paired Options. No taxable income is realized by the optionee upon the grant of a Paired Option. Upon the exercise of the Paired Option, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of Paired Common Stock on the date of exercise, and the Company's receives a tax deduction for the same amount. Upon subsequent disposition of the shares of Paired Common Stock, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Paired Common Stock have been held. Special rules will apply where all or a portion of the exercise price of the Paired Option is paid by tendering shares of Paired Common Stock.

  Payments in Respect of a Change of Control. The REIT Incentive Plan provides for acceleration or payment of awards and related shares in the event of a Change of Control. Such acceleration or payment may cause the consideration involved to be treated in whole or in part as "parachute payments" under the Code. Acceleration of benefits under other Company stock and benefit plans and other contracts with employees in the event of a Change of Control could be subject to being combined with REIT Incentive Plan accelerations for

"parachute payment" purposes. Any such "parachute payments" may be non-deductible to the Company in whole or in part, and the recipient may be subject to a 20% excise tax on all or part of such payments (in addition to other taxes ordinarily payable).

  Limitation on the Company's Deduction. As a result of Section 162(m) of the Code, the REIT's tax deduction for certain awards under the REIT Incentive Plan may be limited to the extent that a "covered employee" (e.g., the chief executive officer and four other executives named in the Summary Compensation Table) receives compensation in excess of $1,000,000 in a taxable year of the Company's (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code).

     PROPOSAL 4: APPROVAL OF PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY
                              1997 INCENTIVE PLAN

  The Operating Company Board of Directors is proposing for approval the Patriot American Hospitality Operating Company 1997 Incentive Plan (the "Operating Company Incentive Plan") to the stockholders. If approved by the stockholders, the number of shares of Operating Company shares of Paired Common Stock available for issuance under the Operating Company Incentive Plan shall (subject to adjustment in the event of a stock split, stock dividend or other change in capitalization) be the sum of (i) 3,000,000 shares plus (ii) 10 percent of any future net increase in the total number of outstanding shares of Paired Common Stock, after giving effect to the issuance of shares of Paired Common Stock upon the exchange of all outstanding limited partnership units.

REASONS FOR THE OPERATING COMPANY INCENTIVE PLAN PROPOSAL

  The Compensation Committee of the Operating Company Board of Directors (the "Operating Company Compensation Committee") believes that the Operating Company Incentive Plan is an important incentive in attracting, maintaining and motivating the caliber of directors, officers and other employees necessary to continue Operating Company's success and growth. The Operating Company Compensation Committee believes that the ability to grant additional options and alternative forms of stock-based awards will help retain and attract directors, officers and other employees who are in a position to contribute to the successful conduct of the business and affairs of Operating Company and, in addition, will help stimulate in such individuals an increased desire to render greater service to Operating Company.

  By using long-term stock incentives that vest over time as a significant component of total compensation, the Operating Company Compensation Committee believes the interests of the Operating Company's executives will be more closely aligned with the interests of the Operating Company's stockholders. The Operating Company Compensation Committee also believes that for a fast-growing company like the Operating Company, it is important to attract and retain talent by paying competitive total compensation. Using stock-based compensation as a significant component of total compensation will allow the Operating Company's executives to receive at or above competitive salary levels if the Operating Company's performance continues to be superior. Apart from the Operating Company Incentive Plan that is the subject of this proposal, the Operating Company does not currently maintain another stock incentive plan. In this connection, it should be noted that while the Operating Company has assumed the outstanding options under the Bay Meadows Operating Company 1988 Stock Option Plan, no new grants will be made under such plan.

  The closing price of each Paired Share as reported on the NYSE on October 15, 1997 was $31.50 per share.

  THE OPERATING COMPANY BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE OPERATING COMPANY INCENTIVE PLAN PROPOSAL BE APPROVED, AND THEREFORE RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

SUMMARY OF THE OPERATING COMPANY INCENTIVE PLAN

  The material terms of the Operating Company Incentive Plan are summarized below. The summary is qualified in its entirety by the full text of the Operating Company Incentive Plan.

  Plan Administration; Eligibility. The Operating Company Incentive Plan is administered by the Operating Company Compensation Committee. All members of the Compensation Committee must be "non-employee directors" as that term is defined under the rules promulgated by the Securities Exchange Commission and "outside directors" as defined in Section 162(m) of the Code and the regulations promulgated thereunder.

  The Operating Company Compensation Committee has the full power to select, from among the persons eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms of each award, subject to the provisions of the Operating Company Incentive Plan. Persons eligible to participate in the Operating Company Incentive Plan are generally those employees and consultants of the Operating Company and its subsidiaries whose efforts contribute to the performance or success of the Operating Company and its subsidiaries, as selected from time to time by the Operating Company Compensation Committee. Independent Directors of the Operating Company are also eligible for awards under the Operating Company Incentive Plan and may elect to take all or a portion of their fees in the form of Deferred Paired Share Units. Each award granted under the Operating Company Incentive Plan will be evidenced by a written agreement containing such provisions not inconsistent with the Operating Company Incentive Plan as the Operating Company Compensation Committee shall approve.

  Available Shares. Under the Operating Company Incentive Plan, the aggregate number of shares of Paired Common Stock available for grants of awards shall (subject to adjustment in the event of a stock split, stock dividend or other change in capitalization) be the sum of (i) 3,000,000 shares plus (ii) 10 percent of any future net increase in the total number of shares of Paired Common Stock, after giving effect to the issuance of shares of Paired Common Stock upon the exchange of all outstanding limited partnership units. Any issuance of Awards from the Patriot Incentive Plan will reduce the shares of Paired Common Stock available to be granted from the Operating Company Incentive Plan.

  In order to comply with Section 162(m) of the Code, the maximum number of shares of Paired Common Stock with respect to which awards may be granted to any person under the Operating Company Incentive Plan in any calendar year is 1,500,000 shares of Paired Common Stock and the maximum number of shares of Paired Common Stock for which Restricted Paired Unit Awards, Paired Share Awards and Deferred Paired Unit Awards that may be granted under both the Operating Company Incentive Plan and the Patriot Incentive Plan may not exceed 40 percent of the reserved pool, in each case subject to adjustment as described above.

  Paired Options. The Operating Company Incentive Plan permits the granting of Paired Options to purchase shares of Paired Common Stock that do not so qualify as incentive stock options under Section 422 of the Code.

  The option exercise price of each Paired Option will be determined by the Operating Company Compensation Committee, but may not be less than 100 percent of the fair market value of the shares on the date of grant. The Paired Option price may not be reduced after the date of grant, except in the case of stock split, stock dividend or other change in capitalization.

  The term of each Paired Option will be fixed by the Operating Company Compensation Committee and may not exceed ten years from the date of grant. The Operating Company Compensation Committee will determine at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Operating Company Compensation Committee in connection with the death, disability or other termination of a participant.

  Upon exercise of a Paired Option, the option exercise price must be paid in full either in cash or in the form of a cash equivalent acceptable to the Operating Company Compensation Committee or, if the Operating Company Compensation Committee so permits, by delivery of shares of Paired Common Stock already owned by the optionee or by means of a promissory note. The exercise price may also be delivered to the Operating Company by a broker pursuant to irrevocable instructions to the broker from the optionee.

  Each Independent Director of the Operating Company will automatically be granted a Non-Qualified Stock Option, immediately exercisable in full, to acquire 10,000 shares of Paired Common Stock at an exercise price per Paired Share equal to the fair market value of a Paired Share on the date of the grant. These grants to Independent Directors will occur on the day of the first Board meeting after each annual meeting of shareholders, beginning with the 1997 annual meeting. The Compensation Committee may also make separate grants of Paired Options to Independent Directors in its discretion.

  Restricted Paired Unit Awards. The Operating Company Compensation Committee may also award Restricted Paired Unit Awards to eligible participants subject to such conditions and restrictions as the Operating Company Compensation Committee may determine ("Restricted Paired Unit Awards"). These conditions and restrictions, which will be specified in the agreement relating to such Restricted Paired Unit Award, may include the achievement of certain performance objectives and/or continued employment with Operating Company through a specified restricted period. These performance objectives may include return on equity, funds from operations, cash available for distribution, earnings per share, return on assets or capital, or increase in fair market value of shares of Paired Common Stock. The Restricted Paired Units have no voting rights. The purchase price, if any, of Restricted Paired Unit Awards will be determined by the Operating Company Compensation Committee. If the performance objectives and other restrictions are not attained, the participants may forfeit their Restricted Paired Unit Awards. If the restrictions are attained, the participants will be entitled to receive shares of Paired Common Stock. The recipient of Restricted Paired Unit Awards will not have rights as a shareholder until the Restricted Paired Unit Awards are earned and settled by the issuance of shares of Paired Common Stock.

  Paired Share Awards. The Operating Company Compensation Committee may also grant Paired Share Awards (at no cost or for a purchase price determined by the Operating Company Compensation Committee) which are free from any restrictions under the Operating Company Incentive Plan. Unrestricted shares of Paired Common Stock may be issued to eligible participants in recognition of past services or other valid consideration, and may be issued as incentive compensation in lieu of cash compensation otherwise payable to a participant.

  Deferred Paired Share Unit Awards. Subject to the approval of the Operating Company Compensation Committee, an eligible participant may, pursuant to an advance written election, receive all or a portion of his compensation in Deferred Paired Share Units. These Deferred Paired Share Units would have the same fair market value as shares of Paired Common Stock on the date the compensation would otherwise be paid. The terms and conditions of the deferral are as agreed upon by the participant and the Compensation Committee and set forth in an agreement.

  Deferred Paired Share Unit Awards are settled in one or more installments of shares of Paired Common Stock and the cash equivalent of any fractional Paired Share. The recipient of Deferred Paired Share Units will not have rights as a shareholder until the Deferred Pair Shares Units are settled by the issuance of shares of Paired Common Stock.

  Dividend Equivalent Rights. The Operating Company Compensation Committee may grant Dividend Equivalent Rights, which entitle the recipient to receive credits for cash dividends that would have been paid if the recipient had held specified shares of Paired Common Stock. Dividend Equivalent Rights may be granted as a component of another award or as a freestanding award. Dividend equivalents credited under the Operating Company Incentive Plan may be paid currently or may be deemed to be reinvested in additional shares of Paired Common Stock, which may thereafter accrue additional dividend equivalents at fair market value at the time of deemed reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by Operating Company, if any. Dividend Equivalent Rights may be settled in cash, shares of Paired Common Stock, or a combination thereof, in a single installment or installments, as specified in the award. The recipient of an award of Dividend Equivalent Rights will not have any rights as a shareholder until the Dividend Equivalent Rights are earned and settled by the issuance of shares of Paired Common Stock.

  Change of Control Provisions. The Operating Company Incentive Plan provides that in the event of a Change of Control of the Operating Company, unless otherwise provided in the applicable award agreement, all Paired Options shall automatically become fully exercisable and any risk of forfeiture included in any other Awards shall lapse.

  Adjustments Upon Change in shares of Paired Common Stock. The Operating Company Compensation Committee will make appropriate adjustments in outstanding awards to reflect stock dividends, stock split-ups and similar events. In the event of a merger, liquidation or similar event, the Operating Company Compensation Committee in its discretion may provide for substitution or adjustments or may terminate such awards upon payment or other consideration for the vested portion of any awards as the Operating Company Compensation Committee deems equitable in the circumstances.

  Amendments and Termination. The Operating Company Board of Directors may amend or terminate the Operating Company Incentive Plan from time to time, and the Operating Company Compensation Committee may at any time amend or cancel outstanding awards for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may be taken which adversely affects any rights under outstanding awards without the holder's consent. Further, amendments to the Operating Company Incentive Plan shall be subject to approval by the stockholders if (i) the amendment increases the aggregate number of shares of Paired Common Stock that may be issued under the Operating Company Incentive Plan, (ii) the amendment changes the class of individuals eligible to become participants, or (iii) the amendment materially increases the benefits that may be provided under the Operating Company Incentive Plan.

STOCKHOLDERS' VOTE REQUIRED TO APPROVE PROPOSAL

  The Operating Company Incentive Plan will become effective upon the affirmative vote of the holders of a majority of the shares of Paired Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on the matter so long as the holders of at least 50 percent of the outstanding shares of Paired Common Stock vote on the matter.

NEW PLAN BENEFITS TABLE

  All employees and non-employee directors are eligible to participate in the Operating Company Incentive Plan. As of October 15, 1997, the following grants have been made under the Operating Company Incentive Plan. No other grants have been made under the Operating Company Incentive Plan.

                 PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY

                              1997 INCENTIVE PLAN

                                                NUMBER OF        NUMBER OF
                                DOLLAR VALUE  STOCK OPTIONS DEFERRED STOCK UNITS
                                ------------  ------------- --------------------
Karim Alibhai
 President and Chief Executive
  Officer.....................    $    --        280,000(1)            0
Executive Group...............    $147,357(3)          0           4,678(2)
Non-Executive Director Group..    $      0             0               0

--------
(1) Includes a ten-year option to purchase 280,000 shares of Paired Common Stock with an exercise price of $32.0625 per share, the closing price of each share of Paired Common Stock as reported on NYSE on October 1, 1997. Such option will be exercisable with respect to 8 1/2% of the number of shares of Paired Common Stock underlying the option on the first day of each quarter, beginning with October 1, 1997.
(2) The deferred stock units were granted on October 1, 1997 and will vest with respect to one third of the amounts on the next three anniversary dates of grant.
(3) Valuation is based on the October 15, 1997 closing price of each paired share as reported on the NYSE of $31.50.

TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE

  The following is a brief summary of the principal federal income tax consequences of awards made under the Operating Company Incentive Plan. It does not describe all federal tax consequences under the Operating Company Incentive Plan, nor does it describe state or local tax consequences.

  Paired Options. No taxable income is realized by the optionee upon the grant of a Paired Option. Upon the exercise of the Paired Option, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of Paired Common Stock on the date of exercise, and the Operating Company receives a tax deduction for the same amount. Upon subsequent disposition of the shares of Paired Common Stock, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of Paired Common Stock have been held. Special rules will apply where all or a portion of the exercise price of the Paired Option is paid by tendering shares of Paired Common Stock.

  Payments in Respect of a Change of Control. The Operating Company Incentive Plan provides for acceleration or payment of awards and related shares in the event of a Change of Control. Such acceleration or payment may cause the consideration involved to be treated in whole or in part as "parachute payments" under the Code. Acceleration of benefits under other Operating Company stock and benefits plans and other contracts with employees in the event of a Change of Control could be subject to being combined with Operating Company Incentive Plan accelerations for "parachute payment" purposes. Any such "parachute payments" may be non-deductible to the Operating Company in whole or in part, and the recipient may be subject to a 20 percent excise tax on all or part of such payments (in addition to other taxes ordinarily payable).

  Limitation on Operating Company's Deduction. As a result of Section 162(m) of the Code, the Operating Company's tax deduction for certain awards under the Operating Company Incentive Plan may be limited to the extent that a "covered employee" (e.g., the chief executive officer and four other executives named in the Summary Compensation Table) receives compensation in excess of $1,000,000 in a taxable year of the Operating Company (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the
Code).

         PROPOSAL 5: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Board of the Company, upon the recommendation of the Audit Committee has selected the accounting firm of Ernst & Young LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 1997. Ernst & Young LLP has served as the Company's independent auditors since July 1997 and is considered by management of the Company to be well qualified. The Company has been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of it subsidiaries in any capacity. A representative of Ernst & Young LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

  Although the Company is not required to submit the ratification of the selection of its independent auditors to a vote of stockholders, the Board of Directors of the Company believes that it is a sound policy to do so. In the event that the majority of the votes cast are against the selection of Ernst & Young LLP, the directors will consider the vote and the reasons therefor in future decisions on the selection of independent auditors.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THIS PROPOSAL.

         PROPOSAL 6: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

  The Board of the Operating Company, upon the recommendation of the Audit Committee has selected the accounting firm of Ernst & Young LLP to serve as independent auditors of the Operating Company for the fiscal year ending December 31, 1997. Ernst & Young LLP has served as the Operating Company's independent auditors since July 1997 and is considered by management of the Operating Company to be well qualified. The Operating Company has been advised by that firm that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of it subsidiaries in any capacity. A representative of Ernst & Young LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

  Although the Operating Company is not required to submit the ratification of the selection of its independent auditors to a vote of stockholders, the Board of Directors of the Operating Company believes that it is a sound policy to do so. In the event that the majority of the votes cast are against the selection of Ernst & Young LLP, the directors will consider the vote and the reasons therefor in future decisions on the selection of independent auditors.

  THE BOARD OF DIRECTORS OF THE OPERATING COMPANY RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                 OTHER MATTERS

SOLICITATION OF PROXIES

  The cost of solicitation of proxies in the form enclosed herewith will be paid by the Companies. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Companies may also solicit proxies personally or by telephone without additional compensation for such activities. The Companies will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Companies will reimburse such holders for their reasonable expenses. In addition, McKenzie Partners, Inc. has been engaged by the Companies to act as proxy solicitors and will receive a fee of approximately $4,000.00 plus expenses.

STOCKHOLDER PROPOSALS

  For a proposal of a stockholder to be presented to the Companies' 1998 annual meetings and included in the Companies proxy statements' pursuant to Rule 14a-8 of the Exchange Act ("Rule 14a-8"), each Secretary of the Companies must receive written notice thereof on or before November 24, 1997. Such a proposal must also comply with the requirements as to form and substance of the SEC.

  For a proposal of a stockholder to be presented to the Companies' 1998 annual meeting of stockholders, other than a stockholder proposal included in the Companies' proxy statement pursuant to Rule 14a-8, the Secretary of the Companies must receive written notice thereof on or before the date specified in the Companies' By-laws, and the proponent or a representative of the proponent must attend the annual meeting. The Companies' By-laws provide that any stockholder wishing to nominate a director or have a stockholder proposal, other than a stockholder proposal included in the Companies' proxy statement pursuant to Rule 14a-8, considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to the Companies no later than 90 days prior to the anniversary of the immediately preceding annual meeting of stockholders (the "Anniversary Date"); provided, however, that in the event that the annual meeting is scheduled to be held more than 30 calendar days prior to the Anniversary Date or more than 60 days after the Anniversary Date, such nominations or proposals must be delivered to the Companies not later than the close of business on the later of (x) the 90th day prior to the scheduled date of such annual meeting or (y) the 15th day following the day on which the Company first publicly announces the date of such annual meeting. Any such proposal should be mailed to: Patriot American Hospitality, Inc., 3030 LBJ Freeway, Suite 1500, Dallas, Texas 75238, Attn: Secretary; and Patriot American Hospitality Operating Company, 3030 LBJ Freeway, Suite 1500, Dallas, Texas 75238, Attn: Secretary.

OTHER MATTERS

  The respective Boards of Directors of the Companies do not know of any matters other than those described in this Joint Proxy Statement that will be presented for action at the Annual Meetings. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

                        PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF STOCKHOLDERS
                PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY

                               NOVEMBER 5, 1997

--------------------------------------------------------------------------------

A [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

[_] FOR all nominees listed below (except as marked to the contrary below)

[_] WITHHOLD AUTHORITY to vote for all nominees listed below

1. To elect three Directors of the Company to serve until the 2000 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

(INSTRUCTION: To withhold authority to vote for any individual nominee, put a line through that nominee's name.)

NOMINEES:    Paul A. Nussbaum
             Arch K. Jacobson
             Karim Alibhai



2. To consider and vote upon a proposal to approve the Patriot American Hospitality Operating Company 1997 Incentive Plan.

                            FOR    AGAINST     ABSTAIN
                            [_]      [_]         [_]

3. To ratify the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 1997.

                            FOR    AGAINST     ABSTAIN
                            [_]      [_]         [_]

4. To consider and act upon any other matters that may be properly brought before the Annual Meeting and at any adjournments or postponements thereof.

   THE UNDERSIGNED HEREBY ACKNOWLEDGE(S) RECEIPT OF A COPY OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE JOINT PROXY STATEMENT WITH RESPECT THERETO AND HEREBY REVOKE(S) ANY PROXY OR PROXIES HERETOFORE GIVEN. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD.


SIGNATURES____________________________________________ Dated:____________


SIGNATURES____________________________________________ Dated:____________
Note: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

--------------------------------------------------------------------------------

PROXY
                PATRIOT AMERICAN HOSPITALITY OPERATING COMPANY
                3030 LBJ  Freeway, Suite 1500, Dallas, TX 75234
    Proxy for Annual Meeting of Stockholders to be held on November 5, 1997
                 THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS


    The undersigned hereby constitutes and appoints Paul A. Nussbaum, Thomas W. Lattin and Rex E. Stewart, and each of them, as Proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of Patriot American Hospitality Operating Company (the "Company") held of record by the undersigned as of the close of business on October 15, 1997, on behalf of the undersigned at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Holiday Inn Select, North Dallas, Texas, 10:00 a.m. local time, on Wednesday, November 5, 1997, and at any adjournments or postponements thereof.

    WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VESTED FOR THE THREE NOMINEES OF THE BOARD OF DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND FOR PROPOSAL 3. IN THEIR DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS NEED ONLY SIGN AND DATE THEIR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

__________________
|SEE REVERSE SIDE|
__________________

                        PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF STOCKHOLDERS
                      PATRIOT AMERICAN HOSPITALITY, INC.

                               NOVEMBER 5, 1997

--------------------------------------------------------------------------------

A [X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

[_] FOR all nominees listed below (except as marked to the contrary below)

[_] WITHHOLD AUTHORITY to vote for all nominees listed below

1. To elect three Directors of the Company to serve until the 2000 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

(INSTRUCTION: To withhold authority to vote for any individual nominee, put a line through that nominee's name.)

NOMINEES:    Paul A. Nussbaum
             Arch K. Jacobson
             William W. Evans III



2. To consider and vote upon a proposal to approve the Patriot American Hospitality, Inc. 1997 Incentive Plan.

                            FOR    AGAINST     ABSTAIN
                            [_]      [_]         [_]

3. To ratify the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 1997.

                            FOR    AGAINST     ABSTAIN
                            [_]      [_]         [_]

4. To consider and act upon any other matters that may be properly brought before the Annual Meeting and at any adjournments or postponements thereof.

   THE UNDERSIGNED HEREBY ACKNOWLEDGE(S) RECEIPT OF A COPY OF THE ACCOMPANYING NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE JOINT PROXY STATEMENT WITH RESPECT THERETO AND HEREBY REVOKE(S) ANY PROXY OR PROXIES HERETOFORE GIVEN. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD.


SIGNATURES____________________________________________ Dated:____________


SIGNATURES____________________________________________ Dated:____________
Note: Please sign exactly as name appears hereon. Joint owners should each sign.
      When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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


PROXY
                       PATRIOT AMERICAN HOSPITALITY INC.
                3030 LBJ  Freeway, Suite 1500, Dallas, TX 75234
    Proxy for Annual Meeting of Stockholders to be held on November 5, 1997
                 THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS


    The undersigned hereby constitutes and appoints Paul A. Nussbaum, Thomas W. Lattin and Rex E. Stewart, and each of them, as Proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of Patriot American Hospitality, Inc. (the "Company") held of record by the undersigned as of the close of business on October 15, 1997, on behalf of the undersigned at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Holiday Inn Select, North Dallas, Texas, 9:00 a.m. local time, on Wednesday, November 5, 1997, and at any adjournments or postponements thereof.

    WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE THREE NOMINEES OF THE BOARD OF DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND FOR PROPOSAL 3. IN THEIR DISCRETION, THE PROXIES ARE EACH AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS NEED ONLY SIGN AND DATE THEIR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

PLEASE VOTE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

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|SEE REVERSE SIDE|
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